                                                                  EXECUTION COPY

                                CREDIT AGREEMENT

                          Dated as of August 19, 2002

                                     among

                              AGRILINK FOODS, INC.
                                  as Borrower,

                            AGRILINK HOLDINGS INC.,

                                      and

                        THE SUBSIDIARIES OF THE BORROWER
                        FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                                  THE LENDERS
                        FROM TIME TO TIME PARTY HERETO,

                             BANK OF AMERICA, N.A.,
                             as Syndication Agent,

       HARRIS TRUST AND SAVINGS BANK and U.S. BANK NATIONAL ASSOCIATION,
                           as Co-Documentation Agents

                                      and

                              JPMORGAN CHASE BANK,
                            as Administrative Agent




                           JPMORGAN SECURITIES INC.,
                   as Sole Lead Arranger and Sole Bookrunner

                                Table of Contents


                                                                                                               Page

SECTION I DEFINITIONS.............................................................................................1
         1.1.    DEFINITIONS......................................................................................1
         1.2.    COMPUTATION OF TIME PERIODS.....................................................................36
         1.3.    ACCOUNTING TERMS................................................................................36

SECTION II CREDIT FACILITIES.....................................................................................38
         2.1.    REVOLVING LOANS.................................................................................38
         2.2.    LETTER OF CREDIT SUBFACILITY....................................................................40
         2.3.    SWINGLINE LOAN SUBFACILITY......................................................................45
         2.4.    [INTENTIONALLY DELETED].........................................................................47
         2.5.    TRANCHE B TERM LOAN.............................................................................47

SECTION III OTHER PROVISIONS RELATING TO CREDIT FACILITIES.......................................................49
         3.1.    DEFAULT RATE....................................................................................49
         3.2.    EXTENSION AND CONVERSION........................................................................49
         3.3.    PREPAYMENTS.....................................................................................50
         3.4.    TERMINATION AND REDUCTION OF REVOLVING COMMITTED AMOUNT.........................................52
         3.5.    FEES............................................................................................53
         3.6.    CAPITAL ADEQUACY................................................................................54
         3.7.    LIMITATION ON EURODOLLAR LOANS..................................................................55
         3.8.    ILLEGALITY......................................................................................55
         3.9.    REQUIREMENTS OF LAW.............................................................................55
         3.10.   TREATMENT OF AFFECTED LOANS.....................................................................57
         3.11.   TAXES...........................................................................................57
         3.12.   COMPENSATION....................................................................................59
         3.13.   PRO RATA TREATMENT..............................................................................60
         3.14.   SHARING OF PAYMENTS.............................................................................61
         3.15.   PAYMENTS, COMPUTATIONS, ETC.....................................................................62
         3.16.   EVIDENCE OF DEBT................................................................................63
         3.17.   REPLACEMENT OF AFFECTED LENDERS.................................................................64

SECTION IV GUARANTY..............................................................................................65
         4.1.    THE GUARANTY....................................................................................65
         4.2.    OBLIGATIONS UNCONDITIONAL.......................................................................65
         4.3.    REINSTATEMENT...................................................................................66
         4.4.    CERTAIN ADDITIONAL WAIVERS......................................................................67
         4.5.    REMEDIES........................................................................................67
         4.6.    RIGHTS OF CONTRIBUTION..........................................................................67
         4.7.    GUARANTEE OF PAYMENT; CONTINUING GUARANTEE......................................................68


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
SECTION V CONDITIONS.............................................................................................68
         5.1.    CLOSING CONDITIONS..............................................................................68
         5.2.    CONDITIONS TO ALL EXTENSIONS OF CREDIT..........................................................73

SECTION VI REPRESENTATIONS AND WARRANTIES........................................................................73
         6.1.    FINANCIAL CONDITION.............................................................................74
         6.2.    NO MATERIAL CHANGE..............................................................................75
         6.3.    ORGANIZATION AND GOOD STANDING..................................................................75
         6.4.    POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS...................................................75
         6.5.    NO CONFLICTS....................................................................................76
         6.6.    NO DEFAULT......................................................................................76
         6.7.    OWNERSHIP.......................................................................................76
         6.8.    INDEBTEDNESS....................................................................................76
         6.9.    LITIGATION......................................................................................76
         6.10.   TAXES...........................................................................................77
         6.11.   COMPLIANCE WITH LAW.............................................................................77
         6.12.   ERISA...........................................................................................77
         6.13.   CORPORATE STRUCTURE; CAPITAL STOCK, ETC.........................................................78
         6.14.   GOVERNMENTAL REGULATIONS, ETC...................................................................79
         6.15.   PURPOSE OF LOANS AND LETTERS OF CREDIT..........................................................79
         6.16.   ENVIRONMENTAL MATTERS...........................................................................79
         6.17.   INTELLECTUAL PROPERTY...........................................................................80
         6.18.   SOLVENCY........................................................................................81
         6.19.   INVESTMENTS.....................................................................................81
         6.20.   BUSINESS LOCATIONS..............................................................................81
         6.21.   DISCLOSURE......................................................................................81
         6.22.   BROKERS' FEES...................................................................................81
         6.23.   LABOR MATTERS...................................................................................81
         6.24.   NATURE OF BUSINESS..............................................................................81
         6.25.   SENIORITY.......................................................................................82

SECTION VII AFFIRMATIVE COVENANTS................................................................................82
         7.1.    INFORMATION COVENANTS...........................................................................82
         7.2.    PRESERVATION OF EXISTENCE AND FRANCHISES........................................................85
         7.3.    BOOKS AND RECORDS...............................................................................85
         7.4.    COMPLIANCE WITH LAW.............................................................................85
         7.5.    PAYMENT OF TAXES AND OTHER CLAIMS...............................................................86
         7.6.    INSURANCE.......................................................................................86
         7.7.    MAINTENANCE OF PROPERTY.........................................................................87
         7.8.    USE OF PROCEEDS.................................................................................87
         7.9.    AUDITS/INSPECTIONS..............................................................................87
         7.10.   FINANCIAL COVENANTS.............................................................................88
         7.11.   ADDITIONAL GUARANTORS...........................................................................89
         7.12.   PLEDGED ASSETS..................................................................................90
         7.13.   INTEREST RATE PROTECTION........................................................................91
         7.14.   FURTHER ASSURANCES..............................................................................91

SECTION VIII NEGATIVE COVENANTS..................................................................................91
         8.1.    INDEBTEDNESS....................................................................................91
         8.2.    LIENS...........................................................................................93
         8.3.    NATURE OF BUSINESS..............................................................................96
         8.4.    CONSOLIDATION, MERGER, DISSOLUTION, ETC.........................................................96
         8.5.    ASSET DISPOSITIONS..............................................................................97
         8.6.    INVESTMENTS.....................................................................................98
         8.7.    RESTRICTED PAYMENTS............................................................................101
         8.8.    OTHER INDEBTEDNESS.............................................................................102
         8.9.    TRANSACTIONS WITH AFFILIATES...................................................................102
         8.10.   FISCAL YEAR; ORGANIZATIONAL DOCUMENTS AND OTHERS...............................................103
         8.11.   LIMITATION ON RESTRICTED ACTIONS...............................................................103
         8.12.   OWNERSHIP OF SUBSIDIARIES......................................................................104
         8.13.   SALE LEASEBACKS................................................................................104
         8.14.   NO FURTHER NEGATIVE PLEDGES....................................................................104
         8.15.   CAPITAL EXPENDITURES...........................................................................105
         8.16.   HOLDING COMPANY STATUS OF PARENT...............................................................105

SECTION IX EVENTS OF DEFAULT....................................................................................105
         9.1.    EVENTS OF DEFAULT..............................................................................105
         9.2.    ACCELERATION; REMEDIES.........................................................................108

SECTION X AGENCY PROVISIONS.....................................................................................108
         10.1.   APPOINTMENT, POWERS AND IMMUNITIES.............................................................108
         10.2.   RELIANCE BY ADMINISTRATIVE AGENT...............................................................109
         10.3.   DEFAULTS.......................................................................................110
         10.4.   RIGHTS AS A LENDER.............................................................................110
         10.5.   INDEMNIFICATION................................................................................110
         10.6.   NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.........................................111
         10.7.   SUCCESSOR ADMINISTRATIVE AGENT.................................................................111
         10.8.   SYNDICATION AGENT..............................................................................112
         10.9.   CO-DOCUMENTATION AGENTS........................................................................112

SECTION XI MISCELLANEOUS........................................................................................112
         11.1.   NOTICES........................................................................................112
         11.2.   RIGHT OF SET-OFF; ADJUSTMENTS..................................................................114
         11.3.   BENEFIT OF AGREEMENT...........................................................................114
         11.4.   NO WAIVER; REMEDIES CUMULATIVE.................................................................118
         11.5.   EXPENSES; INDEMNIFICATION......................................................................118
         11.6.   AMENDMENTS, WAIVERS AND CONSENTS...............................................................119
         11.7.   COUNTERPARTS...................................................................................121
         11.8.   HEADINGS.......................................................................................122
         11.9.   SURVIVAL.......................................................................................122
         11.10.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE...............................................122
         11.11.  SEVERABILITY...................................................................................123
         11.12.  ENTIRETY.......................................................................................123


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

         11.13.   BINDING EFFECT; TERMINATION...................................................................123
         11.14.   CONFIDENTIALITY...............................................................................123
         11.15.   SOURCE OF FUNDS...............................................................................124
         11.16.   REGULATION D..................................................................................124
         11.17.   CONFLICT......................................................................................125



                                    SCHEDULES

Schedule 1.1A      Scheduled Financial Information
Schedule 1.1B      Existing Letters of Credit
Schedule 2.1(a)    Lenders
Schedule 6.1       Undisclosed Liabilities
Schedule 6.4       Required Consents, Authorizations, Notices and Filings
Schedule 6.9       Litigation
Schedule 6.12      ERISA
Schedule 6.13A     Corporate Structure
Schedule 6.13B     Subsidiaries
Schedule 6.16      Environmental Disclosures
Schedule 6.17      Intellectual Property
Schedule 6.20(a)   Mortgaged Properties
Schedule 6.20(b)   Collateral Locations
Schedule 6.20(c)   Chief Executive Offices/Jurisdiction of
                   Incorporation/Principal Places of Business
Schedule 6.22      Broker's Fees
Schedule 6.23      Labor Matters
Schedule 7.6       Insurance
Schedule 8.1       Indebtedness
Schedule 8.2       Liens
Schedule 8.6       Investments
Schedule 8.9       Affiliate Transactions

                                    EXHIBITS


Exhibit 1.1        Form of Collateral Agreement
Exhibit 2.1(b)(i)  Form of Notice of Borrowing
Exhibit 2.1(e)     Form of Revolving Note
Exhibit 2.3(d)     Form of Swingline Note
Exhibit 2.5(f)     Form of Tranche B Term Note
Exhibit 3.2        Form of Notice of Extension/Conversion
Exhibit 7.1(c)     Form of Officer's Compliance Certificate
Exhibit 7.11       Form of Joinder Agreement
Exhibit 11.3(b)    Form of Assignment and Acceptance

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of August 19, 2002 (as amended, modified, restated or supplemented from time to time, the "CREDIT AGREEMENT"), is by and among AGRILINK FOODS, INC., a Delaware corporation (the "BORROWER"), AGRILINK HOLDINGS INC., a Delaware corporation (the "PARENT"), the Subsidiary Guarantors (as defined herein), the Lenders (as defined herein), and Bank of America, N.A., as Syndication Agent for the Lenders (in such capacity, the "SYNDICATION AGENT") HARRIS TRUST AND SAVINGS BANK and U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agents for the Lenders (in such capacity, the "CO-DOCUMENTATION AGENTS"), and JPMORGAN CHASE BANK, as Administrative Agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").

                               W I T N E S S E T H

         WHEREAS, the Borrower has requested that the Lenders provide credit facilities in an aggregate principal amount of $470,000,000 (the "CREDIT FACILITIES") for the purposes hereinafter set forth; and

         WHEREAS, the Lenders have agreed to make the requested Credit Facilities available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION I

                                   DEFINITIONS

         1.1. DEFINITIONS.

         As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

         "ACQUIRED COMPANY" means Agrilink Foods, Inc., a Delaware corporation.

         "ACQUIRED NON-CORE ASSET DISPOSITION" means an Asset Disposition of Property acquired after the Closing Date in a Permitted Acquisition, provided that (i) such Asset Disposition is consummated within 540 days following the date of the related Permitted Acquisition and (ii) the aggregate fair market value of the Property subject to such Asset Disposition (or series of related Asset Dispositions) is less than $5,000,000; provided, however, that the term "Acquired Non-Core Asset Disposition" shall not include any Asset Disposition which is an "Asset Sale" (or any comparable term) under, and as defined in, any Junior Financing Documentation.

         "ACQUISITION", by any Person, means the acquisition by such Person of at least a majority of the Capital Stock or all or substantially all of the Property or a line of business or division of another Person, whether or not such acquisition involves a merger or consolidation by the acquiring Person with or into the acquired Person.

         "ADJUSTED BASE RATE" means, with respect to Revolving Loans, Tranche B Term Loans and Swingline Loans which are Base Rate Loans, the Base Rate plus the Applicable Percentage.

         "ADJUSTED EURODOLLAR RATE" means, with respect to Revolving Loans and Tranche B Term Loans which are Eurodollar Loans, the Eurodollar Rate plus the Applicable Percentage.

         "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

         "ADMINISTRATIVE AGENT'S FEE LETTER" means that certain fee letter agreement, dated as of June 17, 2002, among JPMorgan Chase Bank, J.P. Morgan Securities Inc. and Vestar/Agrilink Holdings LLC, as amended, modified, restated or supplemented from time to time.

         "AFFILIATE" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding ten percent (10%) or more of the Capital Stock in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENCY MANAGEMENT ADDRESS" means JPMorgan Chase Bank, Agency Management, One Chase Plaza, New York, New York 10081, Attn: Jesus Sang, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

         "APPLICABLE LENDING OFFICE" means, for each Lender, the office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice as the office by which its Eurodollar Loans are made and maintained.

         "APPLICABLE PERCENTAGE" means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan, Swingline Loan or Tranche B Term Loan, the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a) or the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(b)(i), the appropriate applicable percentage corresponding to the Consolidated Leverage Ratio in effect as of the most recent Calculation Date:

                                                      APPLICABLE PERCENTAGES FOR
                                      REVOLVING LOANS AND                         TRANCHE B TERM
                                        SWINGLINE LOANS                               LOANS
                               -----------------------------------             ----------------------
                                                         Standby
  Pricing     Consolidated     Eurodollar   Base Rate   Letter of    Unused    Eurodollar   Base Rate
   Level     Leverage Ratio      Loans        Loans     Credit Fee    Fee        Loans        Loans
  -------   ----------------   ----------   ---------   ----------   ------    ----------   ---------
     I       >= 4.75 to 1.00      3.00%       2.00%        3.00%      0.50%       3.25%       2.25%

                   but
             < 4.75 to 1.00
    II       >= 4.25 to 1.00      2.75%       1.75%        2.75%      0.50%       3.00%       2.00%

                   but
             < 4.25 to 1.00
    III      >= 3.75 to 1.00      2.50%       1.50%        2.50%      0.50%       3.00%       2.00%

                   but
             < 3.75 to 1.00
    IV       >= 3.25 to 1.00      2.25%       1.25%        2.25%     0.375%       2.75%       1.75%

     V       < 3.25 to 1.00       2.00%       1.00%        2.00%     0.375%       2.75%       1.75%

         The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "CALCULATION DATE") five Business Days after the date by which the Credit Parties are required to provide the officer's certificate in accordance with the provisions of Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties or, in the case of the fourth fiscal quarter of any fiscal year, five Business Days after such earlier date as the Credit Parties shall have delivered to the Administrative Agent financial statements for such fiscal quarter meeting the requirements of
   Section 7.1(b) together with a related officer's certificate meeting the requirements of Section 7.1(c), provided, however, that (i) the initial Applicable Percentages shall be based on Pricing Level II and shall remain at Pricing Level II until the Calculation Date for the fiscal quarter of the Consolidated Parties ending on December 31, 2002, on and after which time the Pricing Level shall be determined by the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date and (ii) if the Credit Parties fail to provide the officer's certificate to the Agency Management Address as required by Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Percentage from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans and Letters of Credit made or issued.

         "APPLICATION PERIOD" means (i) in respect of the Net Cash Proceeds of any Asset Disposition, the period of 365 days (or such earlier date as provided for reinvestment of such proceeds under any Junior Financing Documentation) following the






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                                                                               4



   consummation of such Asset Disposition and (ii) in respect of the Net Cash Proceeds of any Equity Issuance (other than an Excluded Equity Issuance or a Qualifying IPO), the period of 365 days (or such earlier date as provided for reinvestment of such proceeds under any Junior Financing Documentation) following the consummation of such Equity Issuance.

         "APPROVED FUND" means (a) with respect to any Lender, a CLO managed or administered by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "ASSET DISPOSITION" means any disposition (including pursuant to a Sale and Leaseback Transaction) by a Consolidated Party of any or all of the Property (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, licensing, transfer or otherwise, other than pursuant to any Involuntary Disposition; provided, however, that the term "Asset Disposition" (i) shall not be deemed to include any Equity Issuance and (ii) shall be deemed to include any "Asset Sale" (or any comparable term) under, and as defined in, any Junior Financing Documentation.

         "ASSET DISPOSITION PREPAYMENT EVENT" means, with respect to any Asset Disposition other than an Excluded Asset Disposition, the failure of the Credit Parties to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to Eligible Reinvestments during the Application Period for such Asset Disposition.

         "ASSIGNMENT AND ACCEPTANCE" shall have the meaning assigned to such term in Section 11.3(b).

         "AVERAGE SENIOR DEBT" means, as of any date of determination, Average Total Debt minus the aggregate principal amount of the sum of the Subordinated Notes, including the Other Subordinated Notes and the GLK Note.

         "AVERAGE TOTAL DEBT" means, as of any date of determination (i) the sum of (a) the aggregate outstanding principal amount of all Funded Indebtedness (other than the Revolving Loans and Indebtedness incurred pursuant to Section 8.1(r)) outstanding on such day and (b) the quotient of the sum of the aggregate outstanding principal amount of all Revolving Loans outstanding on the last day of each of the 12 fiscal months ending on or immediately prior to such day divided by 12 minus (ii) the quotient of the sum of the aggregate cash and cash equivalents (which are free of any Liens other than Liens in favor of the Secured Parties and customary set-off rights or bankers' liens of depositary institutions) outstanding on the last day of each of the 12 fiscal months ending on or immediately prior to such day divided by 12.

         "BANKRUPTCY CODE" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "BANKRUPTCY EVENT" means, with respect to any Person, the occurrence of any of the following: (i) the entry of a decree or order for relief by a court or governmental agency having jurisdiction over such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (ii) the commencement against such Person of an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) consecutive days; or
   (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, secured creditor, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

         "BASE RATE" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

         "BASE RATE LOAN" means any Loan bearing interest at a rate determined by reference to the Base Rate.

         "BORROWER" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

         "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, EXCEPT THAT, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England.

         "BUSINESSES" means, at any time, a collective reference to the businesses operated by the Consolidated Parties at such time.

         "CALCULATION DATE" shall have the meaning assigned to such term in the definition of "Applicable Percentage" set forth in this Section 1.1.

         "CAPEX ROLLOVER" shall have the meaning assigned to such term in
   Section 8.15.

         "CAPITAL LEASE" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

         "CAPITAL STOCK" means (i) in the case of a corporation, capital stock,
   (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) in the case of a limited liability company, membership interests.

         "CASH EQUIVALENTS" means, as at any date, (1) with respect to any Consolidated Party, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED DOMESTIC BANK"), in each case with maturities of not more than twelve (12) months from the date of acquisition,
   (c) commercial paper and variable or fixed rate notes issued by any Approved Domestic Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve (12) months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited such that 95% of such Investments are of the character described in the foregoing subdivisions (a) through (d) and (2) solely with respect to any Foreign Subsidiary, non-Dollar denominated (a) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an

   "APPROVED FOREIGN BANK") and maturing within twelve (12) months of the date of acquisition and (b) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank.

         "CHANGE OF CONTROL" means any of the following events: (a) prior to a Qualifying IPO, (1) the failure of the Parent to own directly all of the Capital Stock of the Borrower (other than Qualified Preferred Stock issued by the Borrower), (2) the failure of the Sponsor (A) to own beneficially, directly or indirectly, at least 51% of the outstanding common Capital Stock (on a fully diluted basis) of the Parent initially acquired, beneficially, directly or indirectly, in the Transaction by the Sponsor and (B) to have the right, directly or indirectly, by beneficial ownership, contract or otherwise, to elect at least a majority in number of the members of the Parent's Board of Directors or (3) less than a majority in number of the sitting members of the Parent's Board of Directors shall have been elected by the Sponsor, (b) after a Qualifying IPO, (1) if the IPO Issuer is not the Borrower, the failure of the Parent to own directly all of the Capital Stock of the Borrower, (2) the failure of the Sponsor to own beneficially, directly or indirectly, an amount of Capital Stock with voting power of at least 20% of the total voting power of all Capital Stock of the IPO Issuer, (3) a person or any group, and any affiliate of any such person other than the Sponsor shall beneficially own, directly or indirectly, an amount of Capital Stock of the IPO Issuer with voting power greater than the voting power of the amount of Capital Stock owned by the Sponsor or (4) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (or, after a Qualifying IPO, the IPO Issuer) (together with any new director whose election by the Parent's (or the IPO Issuer's, as applicable) Board of Directors or whose nomination for election by the Parent's (or the IPO Issuer's, as applicable) shareholders was approved by the Sponsor or a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent (or the IPO Issuer, as applicable) then in office or (c) if any Subordinated Debt or Qualified Preferred Stock shall have been issued, the occurrence of a "Change of Control" (or any comparable term) under, and as defined in, any Junior Financing Documentation. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

         "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

         "CLOSING DATE" means the date hereof.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

         "CO-DOCUMENTATION AGENTS" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

         "COLLATERAL" means a collective reference to all real and personal Property (other than Excluded Property) with respect to which Liens in favor of the Administrative Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

         "COLLATERAL AGREEMENT" means the Collateral Agreement dated as of the Closing Date in the form of Exhibit 1.1 to be executed in favor of the Administrative Agent by each of the Credit Parties, as amended, modified, restated or supplemented from time to time.

         "COLLATERAL DOCUMENTS" means a collective reference to the Collateral Agreement, the Mortgage Instruments and any other agreement or instrument executed by any Consolidated Party from time to time purporting to grant a Lien on any property described therein in order to secure payment of all or any portion of the Credit Party Obligations.

         "COMMITMENT" means (i) with respect to each Lender, the Revolving Commitment of such Lender and the Tranche B Term Loan Commitment of such Lender, (ii) with respect to the Issuing Lender, the LOC Commitment and (iii) with respect to the Swingline Lender, the Swingline Commitment.

         "CONSENT SOLICITATION" means the consent solicitation pursuant to the Consent Solicitation Statement, dated as of July 9, 2002, in respect of all outstanding 11 7/8% Senior Subordinated Notes due 2008 issued by the Borrower.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for the applicable period, all capital expenditures of the Consolidated Parties on a consolidated basis for such period, as determined in accordance with GAAP; provided, however, that Consolidated Capital Expenditures shall not include any such expenditures which constitute (a) a Permitted Acquisition, (b) capital expenditures relating to the construction or acquisition of any Property which has been transferred to a Person that is not a Consolidated Party pursuant to a Sale and Leaseback Transaction permitted under Section 8.13 or
   (c) to the extent permitted by this Credit Agreement, an Eligible Reinvestment of the Net Cash Proceeds of any Asset Disposition (other than an Asset Dispositions of the type described in clauses (i), (viii) and (ix) of the definition of "Excluded Asset Disposition"), Involuntary Disposition or Equity Issuance.

         "CONSOLIDATED CASH INTEREST EXPENSE" means, as of any date for the applicable period ending on such date with respect to the Consolidated Parties on a consolidated basis, interest expense (including the interest component under Capital Leases and the implied interest component under Synthetic Leases, but excluding, to the extent included in interest expense,
   (i) fees and expenses associated with the consummation of the Transaction,
   (ii) annual agency fees described in the Administrative Agent's Fee Letter,
   (iii) costs associated with obtaining Hedging Agreements, (iv) letter of credit fees, (v) the Pro-Fac Payment and (vi) fees and expenses associated with any Permitted Investment, Equity Issuance or Debt Issuance (whether or not consummated)), as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period; provided, however, that Consolidated Cash Interest Expense for each of the fiscal quarters ending on December 31, 2001, March 31, 2002 and June 30, 2002 shall be equal to the amount indicated for Consolidated Cash Interest Expense for such quarter on
   Schedule 1.1A.

         "CONSOLIDATED CASH TAXES" means, as of any date for the applicable period ending on such date with respect to the Consolidated Parties on a consolidated basis, the aggregate of all income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

         "CONSOLIDATED EBITDA" means, as of any date for the applicable period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of (i) Consolidated Net Income, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication, (A) total interest expense, (B) income, franchise and similar taxes and any tax distributions permitted to be made pursuant to Section 8.7(c), (C) depreciation and amortization expense, including any non-cash goodwill impairment charges, (D) letter of credit fees, (E) non-cash expenses resulting from any employee benefit or management compensation plan or the grant or ownership of equity and equity options to employees of the Parent, the Borrower or any of their respective Subsidiaries pursuant to a written plan or agreement or the treatment of such equity or options under variable plan accounting, (F) all extraordinary charges, (G) non-cash amortization of financing costs of the Parent and its Subsidiaries, (H) one-time cash fees and expenses incurred in connection with the Transaction or, to the extent permitted hereunder, any Permitted Investment, Equity Issuance or Debt Issuance (whether or not consummated), (I) any losses realized upon the disposition of Property outside of the ordinary course of business, (J) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with the Transaction and any Permitted Acquisition (or in any similar agreement related to any other Acquisition consummated prior to the Closing Date), (K) to the extent covered by insurance, expenses with respect to liability or casualty events, business interruption or product recalls, (L) management fees, (M) any non-cash purchase accounting adjustment (and their related non-cash future effect) and any step-ups or write-downs with respect to re-valuing assets and liabilities in connection with the Transaction or any Permitted Investment, (N) other non-cash expenses (excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period),
   (O) non-cash losses from Joint Ventures and non-cash minority interest reductions, (P) fees and expenses in connection with the exchange or refinancing of the Subordinated Notes or the GLK Note as permitted by Section 8.8, (Q) non-cash, non-recurring charges, (R) other non-recurring cash charges during any four consecutive fiscal quarter period in an aggregate amount not to exceed $2,000,000, (S) expenses representing the implied principal component under Synthetic Leases, (T) the aggregate Inventory Adjustment, (U) expenses, charges and losses associated with the Discontinued Operations not to exceed $3,500,000 at any covenant reporting period during the first two years following the Closing Date, (V) the Pro-Fac Payment, and (W) for all periods prior to the Closing Date, Pro-Fac's share of income as reflected on its financial statements minus
   (iii) an amount which, in the determination of Consolidated Net Income, has been included for (A) all extraordinary gains and non-cash income during such period and (B) any gains realized upon the disposition of Property outside of the ordinary course of business plus/minus (iv) unrealized losses/gains and any mark-to-market adjustments in respect of Hedging Agreements.

         "CONSOLIDATED LEVERAGE RATIO" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Average Total Debt on the last day of such period to
   (b) Consolidated EBITDA for such period.

         "CONSOLIDATED NET INCOME" means, as of any date for the applicable period ending on such date with respect to the Consolidated Parties on a consolidated basis, net income (excluding, without duplication, (i) extraordinary items and (ii) any amounts attributable to Investments in any Joint Venture to the extent that such amounts have not been distributed in cash to the Consolidated Parties during the applicable period, as determined in accordance with GAAP).

         "CONSOLIDATED PARTIES" means a collective reference to the Parent and its Subsidiaries, and "CONSOLIDATED PARTY" means any one of them.

         "CONSOLIDATED SCHEDULED FUNDED DEBT PAYMENTS" means, as of any date for the applicable period ending on such date with respect to the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness during such period (including the implied principal component of payments due on Capital Leases during such period and Synthetic Leases, less the reduction for all voluntary prepayments or mandatory prepayments required pursuant to Section 3.3, in each case as applied pursuant to Section 3.3), as determined in accordance with GAAP.

         "CONSOLIDATED SENIOR LEVERAGE RATIO" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Average Senior Debt on the last day of such period to
   (b) Consolidated EBITDA for such period.

         "CONSOLIDATED TOTAL ASSETS" means, as of any date with respect to the Consolidated Parties on a consolidated basis, total assets, as determined in accordance with GAAP.

         "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 3.2 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

         "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 3.2 or Sections 3.7 through 3.12, inclusive, of a Base Rate Loan into a Eurodollar Loan.

         "CREDIT AGREEMENT" shall have the meaning assigned to such term in the heading hereof.

         "CREDIT DOCUMENTS" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, each Joinder Agreement, the Administrative Agent's Fee Letter and the Collateral Documents (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "CREDIT DOCUMENT" means any one of them.

         "CREDIT FACILITIES" shall have the meaning assigned to such term in the recitals hereto.

         "CREDIT PARTIES" means a collective reference to the Borrower and the Guarantors, and "CREDIT PARTY" means any one of them.

         "CREDIT PARTY OBLIGATIONS" means, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Credit Agreement or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from any Credit Party to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

         "DEBT ISSUANCE" means the issuance by any Consolidated Party of any Indebtedness for borrowed money.

         "DEBT ISSUANCE PREPAYMENT EVENT" means the receipt by any Consolidated Party of proceeds from any Debt Issuance other than an Excluded Debt Issuance.

         "DEFAULT" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "DEFAULTING LENDER" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of the assets of which) a receiver, trustee or similar official has been appointed.

         "DISCONTINUED OPERATIONS" means any of (i) the popcorn business, (ii) the applesauce business, (iii) the Seneca copack arrangement and/or (iv) the Dean Foods pickle copack arrangement.

         "DISCONTINUED OPERATIONS SALE" means the sale of any of the Discontinued Operations, or any portion thereof, resulting at any time in Net Cash Proceeds realized by the Credit Parties in excess of $5,000,000 from other than the sale of working capital from such Discontinued Operations.

         "DOLLARS" and "$" means dollars in lawful currency of the United
   States.

         "DOMESTIC SUBSIDIARY" means any direct or indirect Subsidiary of the Borrower that was formed under the laws of the United States or any state thereof or the District of Columbia.

         "EBITDA DISPOSITION LIMIT" means the sum of (i) $40,000,000 plus (ii) in the event that any Consolidated Party makes an Acquisition after the Closing Date, an amount equal to 40% of EBITDA (calculated on a basis consistent with Consolidated EBITDA) attributable to the Person(s) and Property acquired in such Acquisition for the most recent period of twelve consecutive fiscal months preceding such Acquisition as reasonably determined by the Borrower and the Administrative Agent.

         "11 7/8% SENIOR SUBORDINATED INDENTURE" means the Indenture, dated as of November 18, 1998, by and among Borrower, the guarantors named therein and IBJ Schroder Bank & Trust Company, as trustee, as such Indenture has been amended to the date hereof, including pursuant to the Consent Solicitation, and as may be further amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

         "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) unless an assignment to such Person would result in any increased cost to the Borrower under Section 3.6, 3.9 or 3.11, an Affiliate of a Lender or, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans which is an "accredited investor" and is managed or advised by the same investment advisor that manages or advises such Lender or by an Affiliate of such investment advisor; and (iii) any other Person approved by the Administrative Agent (such approval by the Administrative Agent not to be unreasonably withheld or delayed); provided, however, that neither the Borrower nor any other Credit Party shall qualify as an Eligible Assignee and in no event shall a competitor, customer or supplier of any Consolidated Party or Affiliate thereof be an Eligible Assignee.

         "ELIGIBLE REINVESTMENT" means (i) any acquisition (whether or not constituting a capital expenditure, but not constituting an Acquisition) by a Consolidated Party of assets or any business (or any substantial part thereof) used or useful in the same or a substantially similar line of business as the Consolidated Parties were engaged in on the Closing Date (or any reasonable extensions or expansions thereof) and (ii) any Permitted Acquisition. If any Subordinated Debt or Qualified Preferred Stock shall have been issued, the term "Eligible Reinvestment" shall not include any item which is not a permitted application of proceeds of an "Asset Sale" (or any comparable term) under, and as defined in, any Junior Financing Documentation.

         "ENVIRONMENTAL LAWS" means any and all lawful and applicable Federal, state, local and foreign statutes, laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Water Pollution Control Act, the Clean Air Act and the Hazardous Materials Transportation Act), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "EQUITY INVESTORS" means a collective reference to (i) the Sponsor together with certain of its affiliates, (ii) certain members of Pro-Fac,
   (iii) Pro-Fac, (iv) any Person who beneficially owns, directly or indirectly, any equity in Holdings LLC as of the Closing Date or within 90 days thereafter, and (v) certain executives and beneficial and record shareholders of the Acquired Company described in the Unit Purchase Agreement, and "EQUITY INVESTOR" means any one of them.

         "EQUITY ISSUANCE" means any issuance for cash by any Consolidated Party to any Person of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants, (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Capital Stock. An "Asset Disposition" shall not be deemed to be an Equity Issuance.

         "EQUITY ISSUANCE PREPAYMENT EVENT" means, (i) with respect to any Equity Issuance other than an Excluded Equity Issuance or an Equity Issuance constituting a Qualifying IPO, the failure of the Credit Parties to apply (or cause to be applied) the Net Cash Proceeds of such Equity Issuance to Eligible Reinvestments during the Application Period for such Equity Issuance and (ii) with respect to any Equity Issuance constituting a Qualifying IPO, the receipt by any Consolidated Party of Net Cash Proceeds from such Equity Issuance.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA AFFILIATE" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

         "ERISA EVENT" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

         "EURODOLLAR LOAN" means any Loan that bears interest at a rate based upon the Eurodollar Rate.

         "EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Eurodollar Reserve Requirement for such Eurodollar Loan for such Interest Period.

         "EURODOLLAR RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation
   D). Without limiting the effect of the foregoing, the Eurodollar Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Requirement.

         "EVENT OF DEFAULT" shall have the meaning assigned to such term in
   Section 9.1.

         "EXCESS CASH FLOW" means, with respect to any fiscal year period of the Consolidated Parties on a consolidated basis, an amount equal to (i) Consolidated EBITDA minus (ii) without duplication, (A) the aggregate amount of Consolidated Capital Expenditures (including with respect to any CapEx Rollover) made by Consolidated Parties during such fiscal year and permitted hereunder or planned or committed in such fiscal year to be made in the subsequent fiscal year, (B) Consolidated Cash Interest Expense, (C) Consolidated Cash Taxes, including cash payments for Federal, state and other income tax liabilities incurred prior to the Closing Date, (D) Consolidated Scheduled Funded Debt Payments,
   (E) without duplication of any item included under clause (B) above, Restricted Payments made by the Consolidated Parties other than with the proceeds of any Equity Issuance, to the extent that such Restricted Payments are permitted to be made under Section 8.7, (F) voluntary prepayments of any Indebtedness (other than the Credit Party Obligations), provided that (1) such prepayments are otherwise permitted hereunder and (2) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment,
   (G) letter of credit fees, (H) proceeds received by the Consolidated Parties from insurance claims with respect to casualty events, business interruption or product recalls which reimburse prior business expenses, (I) all extraordinary cash charges, (J) cash payments made in satisfaction of non-current liabilities, (K) one-time cash fees and expenses incurred in connection with the Transaction or, to the extent permitted hereunder, any Asset Disposition, Permitted Investment, Equity Issuance or Debt Issuance (whether or not consummated), (L) fees and expenses in connection with the exchange or refinancing of the Subordinated Notes or GLK Note as permitted hereunder, (M) cash indemnity payments received pursuant to indemnification provisions in any agreement in connection with this Transaction and any Permitted Acquisition (or in any similar agreement related to any other Acquisition consummated prior to the Closing Date), (N) non-cash, non-recurring charges, (O) other non-recurring cash charges in an aggregate amount not to exceed $2,000,000 during any four consecutive fiscal quarter period, (P) expenses in connection with payments made by any Consolidated Party with respect to industrial revenue bond financings and Guaranty Obligations in respect thereof, (Q) expenses incurred in connection with deferred compensation arrangements in connection with the Transaction, (R) management fees permitted to be made under Section 8.9, (S) expenses representing the implied principal component under Synthetic Leases, (T) annual agency fees described in the Administrative Agent's Fee Letter, (U) cash costs associated with obtaining Hedging Agreements, (V) the Pro-Fac Payment and the Pro-Fac Tax Payment, (W) amounts added back to Consolidated EBITDA pursuant to clauses (T)(inventory reduction) and (U) (Discontinued Operations) of the definition of Consolidated EBITDA during such period, (X) payments made by any Consolidated Party with respect to any Permitted Investment, (Y) payments made pursuant to Section 8.9(i)(B), (Z) the excess, if any, of the aggregate principal amount advanced by the Borrower to Pro-Fac pursuant to the loan facility permitted by Section 8.9(j) over the aggregate principal amount repaid to the Borrower by Pro-Fac under such loan facility during such period and (AA) the excess, if any, of the aggregate principal amount loaned by the Borrower to GLK pursuant to the loan facility permitted by Section 8.9(k) over the aggregate principal amount repaid to the Borrower by GLK under such loan facility during such fiscal year plus/minus (iii) changes in working capital (in the case of this clause (iii), with appropriate adjustments for asset acquisitions and dispositions); provided, however, solely with respect to the calculation of Excess Cash Flow for fiscal year 2003, the applicable period for measuring the components thereof shall commence on the Closing Date and end on June 30, 2003, except that with respect to changes in working capital the relevant period shall be the Borrower's 2003 fiscal year, but working capital shall be adjusted for purchase accounting related to the Transaction.

         "EXCESS PROCEEDS" shall have the meaning assigned to such term in
   Section 7.6(b).

         "EXCLUDED ASSET DISPOSITION" means, with respect to any Consolidated Party, any Asset Disposition consisting of (i) the sale, lease, license, transfer or other disposition of inventory or other assets in the ordinary course of such Consolidated Party's business, (ii) the sale, lease, license, transfer or other disposition of Property no longer used or useful in the conduct of such Consolidated Party's business, (iii) any Involuntary Disposition by such Consolidated Party, (iv) any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Credit Party, provided that the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section 7.12 after giving effect to such transaction, (v) any portion of an Asset Disposition by such Consolidated Party constituting a Permitted Investment, (vi) if such Consolidated Party is not a Credit Party, any sale, lease, license, transfer or other disposition of Property by such Consolidated Party to any Consolidated Party that is not a Credit Party, (vii) the sale or disposition of Cash Equivalents for fair market value, (viii) any sale of accounts receivable in connection with the compromise thereof, (ix) the assignment of past due accounts for collection,
   (x) the licensing of Intellectual Property to third Persons on customary terms as determined by the licensor's board of directors in good faith, (xi) any Acquired Non-Core Asset Disposition or (xii) Discontinued Operations; provided, however, that the term "Excluded Asset Disposition" shall not include any Asset Disposition to the extent of the portion of the proceeds of such Asset Disposition that would be required under any Junior Financing Documentation to be applied to permanently retire Indebtedness of the Consolidated Parties.

         "EXCLUDED DEBT ISSUANCE" means any Debt Issuance permitted by Section
   8.1 (other than Section 8.1(p)).

         "EXCLUDED EQUITY ISSUANCE" means (i) any Equity Issuance by any Consolidated Party to any other Consolidated Party, the Sponsor or any other Equity Investors or any of the officers, directors or employees of a Consolidated Party, (ii) any Equity Issuance by the Parent to the seller of a business acquired in a Permitted Acquisition, (iii) any Equity Issuance by the Parent the proceeds of which are used to finance a Permitted Acquisition or an Investment in Joint Ventures and Foreign Subsidiaries permitted under
   Section 8.6, (iv) any issuance of directors' qualifying shares or any similar issuance, (v) any Equity Issuance to a lender in connection with a related financing permitted hereunder, (vi) any Equity Issuance pursuant to the exercise of options or warrants or conversion of any debt securities to equity, (vii) any Equity Issuance in connection with a contemporaneous repurchase of Capital Stock or (viii) any Qualified Preferred Stock issued pursuant to Section 8.1(o); provided, however, that the term "Excluded Equity Issuance" shall not include any Equity Issuance to the extent of the portion of the proceeds of such Equity Issuance that would be required under any

   Junior Financing Documentation to be applied to permanently retire Indebtedness of the Consolidated Parties.

         "EXCLUDED PROPERTY" means, with respect to any Credit Party, including any Person that becomes a Credit Party after the Closing Date as contemplated by Section 7.11, (i) any owned or leased real or personal Property of such Credit Party which is located outside of the United States (other than that portion of the Capital Stock of Material Foreign Subsidiaries required to be pledged to the Administrative Agent pursuant to Section 7.12), (ii) any owned real Property of such Credit Party which has a net book value of less than $1,000,000, provided that the aggregate net book value of all real Property of all of the Credit Parties excluded pursuant to this clause (ii) shall not exceed $10,000,000, (iii) any leased real Property of such Credit Party which
   (a) is designated as an "Excluded Property" on Schedule 6.20(a) or (b) at the written request of the Borrower, the Administrative Agent has agreed in writing in its reasonable discretion is not material, (iv) any leased personal Property of such Credit Party, (v) any Property of such Credit Party which, subject to the terms of Section 8.11 and Section 8.14, is subject to a Lien of the type described in Section 8.2(h), Section 8.2(h) or, to the extent constituting a Lien of the type described in Section 8.2(g) or Section 8.2(q), Section 8.2(x) pursuant to documents which prohibit such Credit Party from granting any other Liens in such Property, (vi) owned motor vehicles of such Credit Party, provided that the aggregate net book value of all owned motor vehicles of all of the Credit Parties excluded pursuant to this clause
   (vi) shall not exceed $7,500,000, (vii) contract rights (and related assets) under contracts pertaining to the provision of goods or services to a Consolidated Party and in respect of which the granting of a Lien is prohibited under customary non-assignment provisions to the extent that such provisions have not been waived and are effective under applicable law, and
   (viii) Capital Stock of Joint Ventures and Foreign Subsidiaries which are not Material Foreign Subsidiaries.

         "EXECUTIVE OFFICER" of any Person means any of the chief executive officer, chief operating officer, president, chief financial officer, treasurer or assistant treasurer of such Person, or any other Person designated as an "Executive Officer" by the chief executive officer, chief operating officer, president or chief financial officer.

         "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of September 23, 1998, as amended, among the Borrower and, the lenders party thereto, Harris Trust and Savings Bank, as administrative agent, and Bank of Montreal, as syndication agent.

         "EXISTING LETTERS OF CREDIT" means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.1B.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that

   (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

         "FEES" means all fees payable pursuant to Section 3.5.

         "FFDCA" means the Federal Food, Drug, and Cosmetic Act, as amended, 21 U.S.C. Section 301, et seq., and its implementing regulations.

         "FOOD SECURITY ACT" means the Food Security Act of 1985, as amended, and any successor statute thereto, including all rules and regulations thereunder, all as the same may be in effect from time to time.

         "FOREIGN BORROWING BASE" means, as of any date, an amount equal to (i) 80% of the aggregate face amount of accounts receivable of Foreign Subsidiaries not more than 90 days past due as of the end of the most recent fiscal quarter preceding such date plus (ii) 50% of the aggregate book value of the inventory of Foreign Subsidiaries as of the end of the most recent fiscal quarter preceding such date, all calculated on a consolidated basis and in accordance with GAAP.

         "FOREIGN SUBSIDIARY" means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

         "FULLY SATISFIED" means, with respect to the Credit Party Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Credit Party Obligations shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Credit Party Obligations shall have been paid in cash, (c) all outstanding Letters of Credit shall have been (i) terminated,
   (ii) fully cash collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the Issuing Lender and (d) the Commitments shall have been expired or terminated in full.

         "FUNDED INDEBTEDNESS" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (c) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than accrued expenses and trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person and to the extent constituting contingent obligations, (d) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (e) the implied principal component of all obligations of such Person under Capital Leases, (f) the amount of unreimbursed drawings and funded outstandings under letters of credit issued or bankers' acceptances facilities created for the account of such Person, (g) unless the holder thereof is a Credit Party or, if the issuer thereof is a Consolidated Party which is not a Credit Party, any other Consolidated Party, all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a change of control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time prior to the Maturity Date, (h) the principal portion of all obligations of such Person under Synthetic Leases and (i) the Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Funded Indebtedness is recourse to such Person (it being agreed that such Funded Indebtedness shall be deemed not to be recourse to such Person for purposes of this definition if the only recourse of the holder of such Funded Indebtedness to such Person is a pledge of the equity interests in such partnership or joint venture owned by such Person and a related limited guarantee recourse solely to such equity interests). Notwithstanding any other provision of this Credit Agreement to the contrary, (i) the term "Funded Indebtedness" shall not be deemed to include (w) any obligations of any Consolidated Party referred to in Section 8.9(i), (x) any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person, (y) any deferred compensation arrangements or (z) any non-compete or consulting obligations incurred in connection with Permitted Acquisitions, (ii) the amount of Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount (or, if less, the fair market value of such identified asset) and (iii) the amount of any Subordinated Debt shall be calculated without regard to any purchase accounting adjustments.

         "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3 (except, in respect of (i) Joint Ventures of the type described in clause
   (ii) of the definition thereof set forth in this Section 1.1 and (ii) Synthetic Leases, as otherwise treated herein).

         "GLK" means Great Lakes Kraut Company, LLC, and its successors.

         "GLK NOTE" means the Subordinated Promissory Note of the Borrower dated as of September 23, 1998 and due November 22, 2008, originally payable to Dean Foods Company in the original principal amount of $30,000,000, as further amended, modified, supplemented, restated or refinanced from time to time.

         "GOVERNMENT ACTS" shall have the meaning assigned to such term in
   Section 2.2(i)(i).

         "GOVERNMENTAL AUTHORITY" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "GUARANTORS" means a collective reference to the Parent and each of the Subsidiary Guarantors, together with their successors and permitted assigns, and "GUARANTOR " means any one of them.

         "GUARANTY OBLIGATIONS" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made (or, if less, the maximum amount of such principal amount for which such Person may be liable under the terms of the instrument(s) evidencing such Guaranty Obligation).

         "HEDGING AGREEMENTS" means any interest rate protection agreement, commodities purchase agreement or foreign currency exchange agreement, including any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedging Agreement.

         "HOLDINGS LLC" means Agrilink Holdings LLC, a Delaware limited liability company.

         "INDEBTEDNESS" means, with respect to any Person, without duplication,
   (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than accrued expenses and trade debt incurred in the ordinary course of business) which would appear as liabilities on a






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                                                                              21


   balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person with respect to Indebtedness of another Person,
   (g) the implied principal component of all obligations of such Person under Capital Leases, (h) all net obligations of such Person (or, if less, the exposure of such Person) under Hedging Agreements, (i) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) unless the holder thereof is a Credit Party or, if the issuer thereof is a Consolidated Party which is not a Credit Party, any other Consolidated Party, all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a change of control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time prior to the Maturity Date, (k) the principal portion of all obligations of such Person under Synthetic Leases and (l) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person (it being agreed that such Indebtedness shall be deemed not to be recourse to such Person for purposes of this definition if the only recourse of the holder of such Indebtedness to such Person is a pledge of the equity interests in such partnership or joint venture owned by such Person and a related limited guarantee recourse solely to such equity interests). Notwithstanding any other provision of this Credit Agreement to the contrary,
   (i) the term "Indebtedness" shall not be deemed to include any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person, (ii) the amount of Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount (or, if less, the fair market value of such identified asset), (iii) any obligations of any Consolidated Party referred to in Section 8.9(i) and (iv) the amount of any Subordinated Debt shall be calculated without regard to any purchase accounting adjustments.

         "INDEMNIFIED PARTY" shall have the meaning assigned to such term in
   Section 11.5(b).

         "INTELLECTUAL PROPERTY" shall have the meaning assigned to such term in
   Section 6.17.

         "INTERBANK OFFERED RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Page 3750 (or any successor page) of the Telerate Screen as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%)
   appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If the rates referenced in the preceding two sentences are not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by JPMorgan Chase Bank and with a term equivalent to such Interest Period would be offered by JPMorgan Chase Bank's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period.

         "INTEREST COVERAGE RATIO" means, as of the end of any fiscal quarter of the Consolidated Parties for the four fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

         "INTEREST PAYMENT DATE" means (a) as to Base Rate Loans and Swingline Loans (other than Quoted Rate Swingline Loans which shall be the date agreed to by the Swingline Lender and Borrower), the last Business Day of each March, June, September and December and the Maturity Date, and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

         "INTEREST PERIOD" means (i) as to Eurodollar Loans, a period of one, two, three or six (or, to the extent available to all applicable Lenders, nine or twelve) months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof) and (ii) as to Quoted Rate Swingline Loans, a period commencing on the date of the borrowing and ending on the date agreed to by the Borrower and the Swingline Lender in accordance with Section 2.3(b)(i); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Maturity Date and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

         "INVENTORY ADJUSTMENT" means (i) for any four fiscal quarter period of the Consolidated Parties ending on or prior to September 30, 2002, $0.00;
   (ii) for each four fiscal quarter period thereafter to and including the four fiscal quarter period ending

   September 30, 2004, an amount equal to 50% of the dollar reduction in average inventory (such average inventory calculated based on the ending balance for each of the last 12 months (with the last such month being the last day of such fiscal quarter) and then compared with average inventory for the comparable period ending one year earlier, other than for the Discontinued Operations); (iii) for the four fiscal quarter period ending December 31, 2004, 75% of the Inventory Adjustment for the four fiscal quarter period ending September 30, 2004, (iv) for the four fiscal quarter period ending March 31, 2005, 50% of the Inventory Adjustment for the four fiscal quarter period ending September 30, 2004, (v) for the four fiscal quarter period ending June 30, 2005, 25% of the Inventory Adjustment for the four fiscal quarter period ending September 30, 2004 and (vi) for any four fiscal quarter period ending after June 30, 2005, $0.00. For (ii) through (v) above, in no event shall such amount be greater than $15,000,000.

         "INVESTMENT" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of Property (other than in the ordinary course of business and other than in a transaction constituting a Consolidated Capital Expenditure), Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person, (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with leases or the purchase of equipment, inventory and other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligations (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person and any portion of an Asset Disposition (other than an Excluded Asset Disposition) to such Person for consideration less than the fair market value of the Property disposed in such transaction, but excluding any Restricted Payment to such Person. Investments which are capital contributions or purchases of Capital Stock which have a right to participate in the profits of the issuer thereof shall be valued at the amount actually contributed or paid to purchase such Capital Stock as of the date of such contribution or payment less all cash distributions and returns of capital from the date such Investment is made through and including the date of calculation. Investments which are loans, advances, extensions of credit or Guaranty Obligations shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination or, as applicable, the principal amount of the loan or advance outstanding as of the date of determination actually guaranteed by such Guaranty Obligation.

         "INVOLUNTARY DISPOSITION" means any loss or casualty of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Consolidated Party.

         "INVOLUNTARY DISPOSITION PREPAYMENT EVENT" means, with respect to any Involuntary Disposition, the failure of the Credit Parties to apply (or cause to be applied) an amount equal to the Excess Proceeds of such Involuntary Disposition, if any, to either (i) prepay the Loans (and cash collateralize the LOC Obligations) in accordance with the terms of Section 3.3(b)(iii)(B) or (ii) make Eligible Reinvestments (including but not limited to the repair or replacement of the Property affected by such

   Involuntary Disposition) within the period of 540 days following the date of receipt of such Excess Proceeds (or such shorter period as specified in any Junior Financing Documentation), subject to the terms and conditions of
   Section 7.6(b).

         "IPO ISSUER" means, in respect of a Qualifying IPO, the Person (as among Holdings LLC, any parent company of Holdings LLC which owns 100% of the Capital Stock of Holdings LLC (other than the Sponsor and its related funds), the Parent or the Borrower and subject to the definition of the term "Change of Control" set forth in this Section 1.1) that is the issuer of the common Capital Stock offered in such Qualifying IPO.

         "ISSUING LENDER" means JPMorgan Chase Bank and, with respect to the Existing Letters of Credit, Harris Trust and Savings Bank.

         "JOINDER AGREEMENT" means a Joinder Agreement substantially in the form of Exhibit 7.11 hereto, executed and delivered by a new Guarantor in accordance with the provisions of Section 7.11.

         "JOINT VENTURE" means (i) any Person which would constitute an "equity method investee" under GAAP of a Consolidated Party and (ii) any other Person designated by the Credit Parties in writing to the Administrative Agent (which designation shall be irrevocable) as a "Joint Venture" for purposes of this Credit Agreement and more than 50% but less than 100% of whose Capital Stock is directly owned by any Consolidated Party; provided, however, that
   (a) no Person which is a Subsidiary of the Parent as of the Closing Date may be designated by the Consolidated Parties as a Joint Venture and (b) GLK shall be deemed to be Joint Venture until the Credit Parties designate in writing to the Administrative Agent (which designation shall be irrevocable) that GLK shall be a Subsidiary for purposes hereunder.

         "JPMORGAN CHASE BANK" means JPMorgan Chase Bank and its successors.

         "JUNIOR FINANCING DOCUMENTATION" means (i) the Subordinated Debt Indentures, (ii) the Subordinated Notes, (iii) the GLK Note, (iv) any other documentation governing any Subordinated Debt permitted to be incurred under
   Section 8.1(f), (o), (p) or (r) and (v) any documentation governing any Qualified Preferred Stock.

         "LENDER" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

         "LENDING PARTY" shall have the meaning assigned to such term in Section 11.14.

         "LETTER OF CREDIT" means (i) any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of
   Section 2.2 and (ii) any Existing Letter of Credit, in each case including any amendments thereto.







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                                                                              25



         "LIEN" means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

         "LOAN" or "LOANS" means the Revolving Loans, the Tranche B Term Loans (or a portion of any Revolving Loan or Tranche B Term Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan) and/or the Swingline Loans (or any Swingline Loan bearing interest at the Adjusted Base Rate or the Quoted Rate and referred to as a Base Rate Loan or a Quoted Rate Swingline Loan), individually or collectively, as appropriate.

         "LOC COMMITMENT" means the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

         "LOC COMMITTED AMOUNT" shall have the meaning assigned to such term in
   Section 2.2.

         "LOC DOCUMENTS" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for the rights and obligations of the parties concerned or at risk.

         "LOC OBLIGATIONS" means, at any time, the sum, without duplication, of
   (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed by the Borrower.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the financial condition, operations, business, assets or liabilities of the Consolidated Parties taken as a whole, (ii) the ability of the Credit Parties (taken as a whole) to perform any material obligation under the Credit Documents or (iii) the material rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

         "MATERIAL DOMESTIC SUBSIDIARY" means, at any time, (a) any Domestic Subsidiary (i) which is directly owned by the Borrower or any Subsidiary and
   (ii) with respect to which either (A) its annual revenues exceed $1,000,000 for the most recently ended twelve-month period or (B) its total assets, as determined in accordance with GAAP, at such time is greater than $1,000,000 and (b) any Domestic Subsidiary which has incurred Indebtedness in excess of $100,000; provided that (i) the aggregate annual







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                                                                              26


   revenues of all non-Material Domestic Subsidiaries shall not exceed $5,000,000 for the most recently ended twelve-month period, (ii) the aggregate total assets of all non-Material Domestic Subsidiaries, as determined in accordance with GAAP, shall not exceed $5,000,000 at any one time and (iii) Seasonal Employers, Inc. shall be deemed not to be a Material Domestic Subsidiary so long as it is engaged solely in the same type of business as it is engaged as of the date hereof.

         "MATERIAL FOREIGN SUBSIDIARY" means, at any time, any Foreign Subsidiary (i) which is directly owned by the Borrower or any Domestic Subsidiary and (ii) with respect to which either (a) the portion of Consolidated EBITDA attributable to such Person and its Subsidiaries on a consolidated basis for the most recently ended twelve-month period is 5% or more of total Consolidated EBITDA for such period or (b) the portion of Consolidated Total Assets owned by such Person and its Subsidiaries on a consolidated basis at such time is 5% or more of total Consolidated Total Assets at such time.

         "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "MATURITY DATE" means (i) as to the Revolving Loans, Letters of Credit (and the related LOC Obligations) and Swingline Loans, August 19, 2007 and
   (ii) as to the Tranche B Term Loan, the earlier of (a) June 30, 2008 and (b) the day which is 91 days before the scheduled maturity date of the Subordinated Notes issued under the 11 7/8% Senior Subordinated Indenture or the Senior Subordinated Refinancing Notes, if any.

         "MOODY'S" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

         "MORTGAGE INSTRUMENTS" shall have the meaning assigned such term in
   Section 5.1(e).

         "MORTGAGED PROPERTIES" shall have the meaning assigned such term in
   Section 5.1(e).

         "MULTIEMPLOYER PLAN" means a Plan which is a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA.

         "MULTIPLE EMPLOYER PLAN" means a Plan (other than a Multiemployer Plan) with respect to which any Consolidated Party or any ERISA Affiliate and at least one employer other than the Consolidated Parties or any ERISA Affiliate are contributing sponsors.

         "NET CASH PROCEEDS" means the aggregate cash or Cash Equivalents proceeds received by any Consolidated Party in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Asset Disposition, (i) the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related Property, (ii) any reserve for adjustment in respect of (A) the sale price of such asset or assets established in accordance with GAAP and (B) any liabilities associated with such asset or assets and retained by the Consolidated Parties after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (iii) reorganization, shut-down and severance costs incurred during the Application Period for such Asset Disposition; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon (i) the sale or other disposition of any non-cash consideration received by any such Consolidated Party in any Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition or (ii) the reversal (without the satisfaction of expenses in cash in a corresponding amount) of any reserve described in clause (ii) of the preceding sentence. In addition, the "Net Cash Proceeds" of any Asset Disposition shall include any other amounts which constitute "Net Proceeds" (or any comparable term) of such transaction under, and as defined in, any Junior Financing Documentation.

         "NOTE" or "NOTES" means the Revolving Notes, the Tranche B Term Notes and/or the Swingline Note, individually or collectively, as appropriate.

         "NOTICE OF BORROWING" means a written notice of borrowing signed by an Executive Officer of the Borrower in substantially the form of Exhibit 2.1(b)(i), as required by Section 2.1(b)(i) or Section 2.5(b).

         "NOTICE OF EXTENSION/CONVERSION" means the written notice of extension or conversion in substantially the form of Exhibit 3.2, as required by
   Section 3.2.

         "OTHER SUBORDINATED NOTES" shall have the meaning assigned to such term in the definition of "Subordinated Notes".

         "OTHER TAXES" shall have the meaning assigned to such term in Section 3.11(b).

         "PACA" means the Perishable Agricultural Commodities Act as amended, 7 U.S.C. Section 499a, et seq. and its implementing regulations.

         "PARENT" means the Person identified as such in the heading hereof, together with any permitted successors and assigns.

         "PARTICIPANT" shall have the meaning assigned to such term in Section 11.3.

         "PARTICIPATION INTEREST" means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2, in Swingline Loans as provided in Section 2.3 or in any Loans or other extensions of credit as provided in Section 3.14.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

         "PERISHABLE AGRICULTURAL COMMODITIES" shall have the meaning assigned to such term by PACA.

         "PERMITTED ACQUISITION" means, at any time, an Acquisition by the Borrower or any Subsidiary of the Borrower permitted at such time pursuant to the terms of Section 8.6(h).

         "PERMITTED ASSET DISPOSITION" means, at any time, (i) any Asset Disposition permitted at such time by Section 8.5 and (ii) any Excluded Asset Disposition.

         "PERMITTED INVESTMENTS" means, at any time, Investments by the Consolidated Parties permitted to exist at such time pursuant to the terms of
   Section 8.6.

         "PERMITTED LIENS" means, at any time, Liens in respect of Property of the Consolidated Parties permitted to exist at such time pursuant to the terms of Section 8.2.

         "PERSON" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

         "PLAN" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title IV of ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "PRIME RATE" means the per annum rate of interest established from time to time by JPMorgan Chase Bank as its prime rate, which rate may not be the lowest rate of interest charged by JPMorgan Chase Bank to its customers.

         "PRINCIPAL AMORTIZATION PAYMENT" means a principal payment on the Tranche B Term Loans as set forth in Section 2.5(d).

         "PRINCIPAL AMORTIZATION PAYMENT DATE" means the date a Principal Amortization Payment is due.

         "PRINCIPAL OFFICE" means the principal office of JPMorgan Chase Bank, presently located at New York, New York.

         "PRO-FAC" means Pro-Fac Cooperative, Inc., a New York agricultural cooperative corporation.

         "PRO-FAC PAYMENT" shall have the meaning assigned to such term in
   Section 8.9.

         "PRO-FAC TAX PAYMENT" shall have the meaning assigned to such term in
   Section 8.9.

         "PRO FORMA BASIS" means, for purposes of calculating (utilizing the principles set forth in the second paragraph of Section 1.3) compliance with each of the financial covenants set forth in Section 7.10(a) and (b) in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial Information. As used herein, "TRANSACTION" shall mean (i) any Asset Disposition as referred to in Section 8.5, (ii) any Acquisition as referred to in Section 8.6(h), (iii) any Investment (or series of related Investments) made pursuant to Section 8.6(p) to the extent consisting of the contribution(s) or other transfer(s) of Property (other than cash) to a Joint Venture for consideration less than the fair market value of such Property or
   (iv) any other transaction permitted by this Agreement, expressly requiring pro forma compliance with Section 7.10(a) and/or (b). In connection with any calculation of the financial covenants set forth in Section 7.10(a) and (b) upon giving effect to a transaction on a Pro Forma Basis:

            (A) for purposes of any such calculation in respect of any Asset Disposition as referred to in Section 8.5 or any Investment (or series of related Investments) as referred to in Section 8.6(p), (1) income statement items (whether positive or negative) attributable to the Property disposed of or contributed or otherwise transferred, as applicable, shall be excluded and (2) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period; and

            (B) for purposes of any such calculation in respect of any Acquisition as referred to in Section 8.6(h) or any other such transaction, (1) any Indebtedness incurred by any Consolidated Party in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination,
         (2) if applicable, income statement items (whether positive or negative) attributable to the Person or Property acquired shall be included beginning as of the first day of the applicable period, (3) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period and (4) if an acquisition, pro forma adjustments may be included to the extent that such adjustments are consistent with the definition of "Consolidated EBITDA" set forth in this Section 1.1 and give effect to events that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Parties and (z) factually supportable.







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                                                                              30


         "PRO FORMA COMPLIANCE CERTIFICATE" means a certificate of an Executive Officer of the Borrower delivered to the Administrative Agent in connection with (i) any Asset Disposition as referred to in Section 8.5, (ii) any Acquisition as referred to in Section 8.6(h), (iii) any Investment (or series of related Investments) made pursuant to Section 8.6(p) to the extent consisting of the contribution(s) or other transfer(s) of Property (other than cash) to a Joint Venture for consideration less than the fair market value of such Property or (iv) any other transaction permitted by this Agreement expressly requiring pro forma compliance with Section 7.10(a) and/or (b), as applicable, and containing reasonably detailed calculations, upon giving effect to the applicable transaction on a Pro Forma Basis, of the financial covenants set forth in Section 7.10(a) and (b) as of the most recent fiscal quarter end preceding the date of the applicable transaction with respect to which the Administrative Agent shall have received the Required Financial Information.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "PURCHASE RELATED AGREEMENTS" means, collectively, the Management Services Agreement, the Securityholders Agreement, the Amended and Restated Marketing and Facilitation Agreement and the Termination Agreement, as defined in the Unit Purchase Agreement and as in effect on the date hereof, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms hereof.

         "QUALIFIED PREFERRED STOCK" means any preferred Capital Stock issued by the Parent or the Borrower (i) which constitutes Indebtedness under clause
   (j) of the definition thereof and (ii) that is subordinated to the Credit Party Obligations on terms no less favorable to the Lenders than the Subordinated Debt Indenture for the 11 7/8% Senior Subordinated Notes and permits the Credit Facilities and guarantees and collateral security therefor.

         "QUALIFYING IPO" means an Equity Issuance by the IPO Issuer (subject to the definition of the term "Change of Control" set forth in Section 1.1) consisting of an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) of its common Capital Stock (i) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering) and (ii) resulting in gross proceeds to the IPO Issuer of at least $50,000,000.

         "QUOTED RATE" means, with respect to any Quoted Rate Swingline Loan, the fixed percentage rate per annum offered by the Swingline Lender and accepted by the Borrower with respect to such Swingline Loan as provided in accordance with the provisions of Section 2.3.

         "QUOTED RATE SWINGLINE LOAN" means a Swingline Loan bearing interest at a Quoted Rate.






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                                                                              31


         "REAL PROPERTIES" means, at any time, a collective reference to each of the real properties owned, leased or operated by the Consolidated Parties at such time.

         "REGISTER" shall have the meaning assigned to such term in Section 11.3(b)(iv).

         "REGULATION D, T, U, OR X" means Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

         "REQUIRED FINANCIAL INFORMATION" means, with respect to the applicable Calculation Date, (i) the financial statements of the Consolidated Parties required to be delivered pursuant to Section 7.1(a) or (b) for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of an Executive Officer of the Borrower required by Section 7.1(c) to be delivered with the financial statements described in clause (i) above.

         "REQUIRED LENDERS" means, at any time, Lenders (other than Defaulting Lenders but including at least two Lenders having Revolving Commitments) holding in the aggregate at least a majority of (i) the Revolving Commitments and the outstanding Tranche B Loans or (ii) if all of the Revolving Commitments have been terminated, the outstanding Loans and LOC Obligations (including, without limitation, Participation Interests).

         "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

         "RESTRICTED PAYMENT" means (i) any dividend or other payment or distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (including without limitation any payment in connection with any dissolution, merger, consolidation or disposition involving any Consolidated Party), or to the holders, in their capacity as such, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding (other than dividends or distributions (including distributions in connection with any restructure, merger, consolidation or disposition) payable (A) in Capital Stock of the applicable Person, (B) to any Credit Party (other than the Parent) or (C) except in the case of the Borrower or the Parent, ratably to minority shareholders of the applicable Person), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding and (iv) any payment or prepayment of principal of, premium, if any, or interest on, including any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt or Qualified Preferred Stock. The cancellation of Indebtedness shall not be deemed to constitute a "Restricted Payment".

         "REVOLVING COMMITMENT" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage (if any) of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase Participation Interests in Letters of Credit in accordance with the provisions of Section 2.2(c) and (iii) to purchase Participation Interests in Swingline Loans in accordance with the provisions of Section 2.3(b)(iii).

         "REVOLVING COMMITMENT PERCENTAGE" means, for any Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

         "REVOLVING COMMITTED AMOUNT" shall have the meaning assigned to such term in Section 2.1(a).

         "REVOLVING LENDER" each Lender that has Revolving Commitments or holds Revolving Loans.

         "REVOLVING LOANS" shall have the meaning assigned to such term in
   Section 2.1(a).

         "REVOLVING NOTE" shall have the meaning assigned to such term in
   Section 2.1(e).

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

         "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any Property, whether owned by such Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such Property.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and all regulations issued pursuant thereto.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all regulations issued pursuant thereto.

         "SENIOR SUBORDINATED REFINANCING INDENTURE" means the indenture to be entered into by the Borrower to evidence subordinated Indebtedness incurred pursuant to Section 8.1(f) in order to refinance the Subordinated Notes issued pursuant to the 11 7/8% Senior Subordinated Indenture to the extent permitted by Section 8.1(f), as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms hereof.

         "SENIOR SUBORDINATED REFINANCING NOTES" means the subordinated promissory notes issued by the Borrower pursuant to the Senior Subordinated Refinancing Indenture, as the same may be amended, modified, restated or supplemented from time to time in accordance with the terms hereof.

         "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

         "SOLVENT" or "SOLVENCY" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability generally to pay its debts and liabilities as they mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person on a going concern basis is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SPONSOR" means Vestar Capital Partners IV, L.P. and its Affiliates.

         "STANDBY LETTER OF CREDIT FEE" shall have the meaning assigned to such term in Section 3.5(b)(i).

         "SUBORDINATED DEBT" means (i) any Indebtedness evidenced and governed by the Subordinated Debt Indentures, the GLK Note and the Subordinated Notes, including any guarantees thereof by any Credit Party and (ii) any other Indebtedness which is subordinated to the Credit Party Obligations on terms no less favorable to the

   Lenders than the 11 7/8% Senior Subordinated Indenture and permits the Credit Facilities and guarantees and collateral security therefor.

         "SUBORDINATED DEBT INDENTURES" means, collectively, the 11 7/8% Senior Subordinated Indenture, the Senior Subordinated Refinancing Indenture, if any, the 12 1/4% Senior Subordinated Indenture and any indenture or agreement evidencing Subordinated Debt incurred pursuant to Section 8.1(o), (p) or (r).

         "SUBORDINATED NOTES" means any of the (a) 11 7/8% Senior Subordinated Notes due 2008 issued by the Borrower pursuant to the 11 7/8% Senior Subordinated Indenture, as such subordinated promissory note may be amended, modified, exchanged, restated or supplemented and in effect from time to time in accordance with the terms hereof, (b) 12 1/4% Senior Subordinated Notes due 2005 issued by the Borrower pursuant to the 12 1/4% Senior Subordinated Indenture, as such subordinated promissory note may be amended, modified, exchanged, restated or supplemented and in effect from time to time in accordance with the terms hereof, (c) the Senior Subordinated Refinancing Notes and (d) any notes or other instruments evidencing Subordinated Debt ("OTHER SUBORDINATED NOTES") incurred pursuant to Section 8.1(o), (p) or (r).

         "SUBSIDIARY" means, as to any Person at any time, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries owns at such time more than 50% of the Capital Stock; provided, however, that, notwithstanding any other provision to the contrary contained in this Credit Agreement, a Joint Venture shall not constitute a Subsidiary.

         "SUBSIDIARY GUARANTOR" means each of the Persons identified as a "Subsidiary Guarantor" on the signature pages hereto and each Person which may hereafter execute a Joinder Agreement pursuant to Section 7.11, together with their successors and permitted assigns, and "SUBSIDIARY GUARANTOR" means any one of them.

         "SWINGLINE COMMITTED AMOUNT" shall have the meaning assigned to such term in Section 2.3(a).

         "SWINGLINE LENDER" means JPMorgan Chase Bank.

         "SWINGLINE LOAN" shall have the meaning assigned to such term in
   Section 2.3(a).

         "SWINGLINE NOTE" shall have the meaning assigned to such term in
   Section 2.3(d).






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                                                                              35



         "SYNDICATION AGENT" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

         "SYNTHETIC LEASE" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

         "TAXES" shall have the meaning assigned to such term in Section
   3.11(a).

         "TITLE INSURANCE COMPANY" shall have the meaning assigned to such term in Section 5.1(e)(iii).

         "TRADE LETTER OF CREDIT FEE" shall have the meaning assigned to such term in Section 3.5(b)(ii).

         "TRANCHE B TERM LOAN" shall have the meaning assigned to such term in
   Section 2.5(a).

         "TRANCHE B TERM LOAN COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make its portion of the Tranche B Term Loan in a principal amount equal to such Lender's Tranche B Term Loan Percentage (if any) of the Tranche B Term Loan Committed Amount.

         "TRANCHE B TERM LOAN COMMITTED AMOUNT" shall have the meaning assigned to such term in Section 2.5(a).

         "TRANCHE B TERM LOAN PERCENTAGE" means, for any Lender, the percentage identified as its Tranche B Term Loan Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

         "TRANCHE B TERM NOTE" shall have the meaning assigned to such term in
   Section 2.5(f).

         "TRANSACTION" means a collective reference to (a) (i) the investment by the existing Equity Investors in preferred and common units of Holdings LLC pursuant to the Unit Purchase Agreement and the other transactions contemplated by Article I of the Unit Purchase Agreement, (ii) Pro-Fac's contribution of all of the capital stock of the Borrower to Holdings LLC,
   (iii) the formation by Holdings LLC of the Parent, (iv) the contribution by Holdings LLC of all of (A) the capital stock of Borrower and (B) the proceeds of the Equity Investors' investment to the capital of the Parent, (v) the contribution by the Parent of the proceeds of the existing Equity Investors' investment in Holdings LLC to the Borrower, all in accordance with the Unit Purchase Agreement; (b) the repayment in full and termination of the Existing Credit Agreement (other than Existing Letters of Credit); and (c) the related consent solicitations, equity contributions and other transaction described in Section 5.1(h).






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                                                                              36



         "12 1/4% SENIOR SUBORDINATED INDENTURE" means that certain Indenture, dated as of November 3, 1994, by and among Borrower, the guarantors named therein and IBJ Schroder Bank & Trust Company, as such Indenture may be amended, modified, restated or supplemented and in effect from time to time in accordance with the terms hereof.

         "UNIT PURCHASE AGREEMENT" means the Unit Purchase Agreement, dated as of June 20, 2002, by and among Holdings LLC, the Borrower and Pro-Fac, including the exhibits and schedules thereto, as amended, modified, restated or supplemented and in effect from time to time.

         "UNUSED FEE" shall have the meaning assigned to such term in Section 3.5(a).

         "UNUSED FEE CALCULATION PERIOD" shall have the meaning assigned to such term in Section 3.5(a).

         "UNUSED REVOLVING COMMITTED AMOUNT" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount (other than any portion of the Revolving Committed Amount attributable to a Lender that was a Defaulting Lender during such period) exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Revolving Loans (but not including any Swingline Loans) plus (ii) the outstanding aggregate principal amount of all LOC Obligations.

         "VOTING STOCK" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary 100% of whose Voting Stock (other than director's qualifying shares or other shares required by law to be held by a third party) is at the time owned by such Person directly or indirectly through other Wholly-Owned Subsidiaries.

         1.2. COMPUTATION OF TIME PERIODS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3. ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis except as otherwise expressly provided herein; provided, however, that calculations of the implied principal component of all obligations under any Synthetic Lease or the implied interest component of any rent paid under any Synthetic Lease






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                                                                              37



shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of such Synthetic Lease. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent (except for changes which are immaterial and not adverse to the Lenders) with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements as at March 30, 2002), but, in any event, unless otherwise expressly provided herein, after elimination for minority interests; provided, however, if (a) the Credit Parties shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made and the parties shall negotiate in good faith to revise the applicable covenants to reflect such changes in GAAP in a manner consistent with the Credit Agreement; provided, further, however, that nothing contained in this Section 1.3 shall be deemed to restrict the ability of the Credit Parties to (i) make purchase accounting adjustments with respect to the Transaction during the four-quarter period immediately succeeding the consummation of the Transaction or (ii) make purchase accounting adjustments with respect to any Permitted Acquisition during the four-quarter period immediately succeeding the consummation of such transaction.

                  Notwithstanding the above or the terms of any definition in
Section 1.1, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.10 (including without limitation for purposes of the definitions of "Applicable Percentage" and "Pro Forma Basis" set forth in Section 1.1), (i) after consummation of any Asset Disposition or any Investment (or series of related Investments) made pursuant to Section 8.6(p) to the extent consisting of the contribution(s) or other transfer(s) of Property (other than cash) to a Joint Venture for consideration less than the fair market value of such Property, (A) income statement items (whether positive or negative) and capital expenditures attributable to the Property disposed of or contributed or otherwise transferred, as applicable, shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) after consummation of any Acquisition, (A) income statement items (whether positive or negative) attributable to the Person or Property acquired shall, to the extent not otherwise included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in
Section 1.1, be included to the extent relating to any period applicable in such calculations, (B) to the extent not retired in connection with such Acquisition, Indebtedness of the Person or Property acquired shall be deemed to have been incurred as of the first day of the applicable period and Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (C) pro forma adjustments may be included to the extent that such adjustments are consistent with the definition of "Consolidated EBITDA" set forth in Section 1.1 and give effect to events that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Consolidated Parties and (z) factually supportable.







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                                                                              38



                                   SECTION II

                                CREDIT FACILITIES

         2.1. REVOLVING LOANS.

         (a) REVOLVING COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Revolving Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("REVOLVING LOANS") from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, however, that the sum of the aggregate outstanding principal amount of Revolving Loans shall not exceed TWO HUNDRED MILLION DOLLARS ($200,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "REVOLVING COMMITTED AMOUNT"); provided, further, (A) with regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, and (B) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Revolving Committed Amount. The initial advance of the Revolving Loans on the Closing Date shall consist solely of Base Rate Loans. Thereafter, Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than 15 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

         (b) REVOLVING LOAN BORROWINGS.

               (i) NOTICE OF BORROWING. The Borrower shall request a Revolving Loan borrowing by written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent not later than 12:30 P.M. (New York City time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each affected Lender promptly






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                                                                              39




   upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

               (ii) MINIMUM AMOUNTS. Except for Revolving Loans made for the purpose of reimbursing the Issuing Lender in respect of a drawing under a Letter of Credit pursuant to Section 2.2(e), each Eurodollar Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $2,000,000 and each Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of $1,000,000 and, in each case, integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

               (iii) ADVANCES. Each Lender will make its Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower as specified in Section 3.15(a), or in such other manner as the Administrative Agent may specify in writing, by 1:00 P.M. (New York City time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent either by disbursing such funds pursuant to written instructions from the Borrower or by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         (c) REPAYMENT. The Borrower hereby promises to pay the principal amount of all outstanding Revolving Loans in full on the Maturity Date, unless accelerated sooner pursuant to Section 9.2.

         (d) INTEREST. Subject to the provisions of Section 3.1,

               (i) BASE RATE LOANS. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

               (ii) EURODOLLAR LOANS. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

The Borrower hereby promises to pay interest on Revolving Loans in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

         (e) REVOLVING NOTES. The Borrower hereby agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note evidencing the Revolving Loans of such Lender, substantially in the form of Exhibit 2.1(e), with appropriate insertions as to date and principal amount (a "REVOLVING NOTE").





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                                                                              40

         2.2. LETTER OF CREDIT SUBFACILITY.

         (a) ISSUANCE. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Issuing Lender agrees to issue, and each Lender severally agrees to participate in the issuance by the Issuing Lender of, standby and trade Letters of Credit in Dollars from time to time from the Closing Date until the date five (5) days prior to the Maturity Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed FORTY MILLION DOLLARS ($40,000,000) (the "LOC COMMITTED AMOUNT") and (ii) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall not at any time exceed the Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance (provided that any such Letter of Credit may contain customary "evergreen" provisions pursuant to which the expiry date is automatically extended by a specific time period unless the Issuing Lender gives notice to the beneficiary of such Letter of Credit at least a specified time period prior to the expiry date then in effect) or (y) as originally issued or as extended, have an expiry date extending beyond the date five (5) days prior to the Maturity Date. The Issuing Lender shall not be required to issue any Letter of Credit which would violate any Requirement of Law applicable to the Issuing Lender. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry dates of each Letter of Credit shall be a Business Day. For purposes of this Credit Agreement, the Existing Letters of Credit shall be deemed to have been issued on the Closing Date.

         (b) NOTICE AND REPORTS. The request for the issuance of a Letter of Credit shall be submitted by an Executive Officer of the Borrower to the Issuing Lender and the Administrative Agent at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will provide to the Administrative Agent, at least quarterly and more frequently upon request, who will in turn disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount and the expiry date, as well as any payment or expirations which may have occurred.

         (c) PARTICIPATION. Each Revolving Lender, upon issuance of a Letter of Credit (or, in the case of each Existing Letter of Credit, on the Closing Date), shall be deemed to have purchased without recourse a Participation Interest from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Revolving Lenders) and shall absolutely, unconditionally and irrevocably assume and be obligated to pay to the Issuing Lender and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender's Participation Interest in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Revolving Lender shall pay to the Administrative Agent for the account of the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Administrative Agent of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation






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                                                                              41

of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

         (d) REIMBURSEMENT. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. Unless the Borrower shall immediately notify the Administrative Agent and the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Revolving Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) below on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day on which the Issuing Lender notifies the Borrower of a drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or deemed to have been requested hereunder or otherwise) in same day funds provided such notice is received by the Borrower from the Issuing Lender on or before 12:00 Noon (New York City time) (otherwise such payment shall be made on or before 12:00 Noon (New York City time) on the Business Day next succeeding the day such notice is received). The Borrower hereby promises to pay to the Issuing Lender interest on the unreimbursed amount of any drawing under a Letter of Credit at a per annum rate equal to (i) for the first two (2) Business Days following the date of the related drawing, the Adjusted Base Rate and (ii) thereafter, the Adjusted Base Rate plus 2%. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender (other than that the payment of such drawing by the Issuing Lender constituted gross negligence, bad faith or willful misconduct on the part of the Issuing Lender), the Administrative Agent, the Revolving Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the Administrative Agent, who shall in turn, promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Revolving Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Administrative Agent if such notice is received at or before 2:00 P.M. (New York City time), and otherwise such payment shall be made at or before 12:00 Noon (New York City time) on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Administrative Agent for the account of the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Revolving Lender pays such amount to the Administrative Agent for the account of the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Revolving Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Revolving Lender's obligation to make such payment to the Issuing Lender, and the right







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                                                                              42

of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Revolving Lender to the Administrative Agent for the account of the Issuing Lender, such Revolving Lender shall, automatically and without any further action on the part of the Issuing Lender or such Revolving Lender, acquire a Participation Interest in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

         (e) REPAYMENT WITH REVOLVING LOANS. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Revolving Lenders that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Revolving Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Revolving Commitment Percentages of the Revolving Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Administrative Agent for the account of the Issuing Lender for application to the respective LOC Obligations. Each such Revolving Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Revolving Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such Participation Interests in the outstanding LOC Obligations as shall be necessary to cause each such Revolving Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Revolving Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Administrative Agent for the account of the Issuing Lender, to the extent






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                                                                              43

not paid to the Issuing Lender by the Borrower in accordance with the terms of subsection (d) above, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

         (f) DESIGNATION OF CONSOLIDATED PARTIES AS ACCOUNT PARTIES. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of any Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

         (g) RENEWAL, EXTENSION. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (h) UNIFORM CUSTOMS AND PRACTICES. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

         (i) INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

                  (i) In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to pay, and protect, indemnify and save each Lender harmless from and against, any and all claims, demands, liabilities, damages, actual losses, costs, charges and reasonable expenses (including reasonable attorneys' fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of such Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "GOVERNMENT ACTS").

                  (ii) As between the Borrower and the Lenders (including the Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or






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                                                                              44

         in part, that may prove to be invalid or ineffective for any reason;
         (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and
         (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith and without gross negligence, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

                  (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

                  (v) Notwithstanding anything to the contrary contained in this
         Section 2.2(i), no Credit Party shall have any obligation to indemnify or reimburse any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender (A) arising out of the gross negligence, bad faith or willful misconduct of such Lender, or (B) caused by such Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit unless such payment is prohibited by any law, regulation, court order or decree.

         (j) RESPONSIBILITY OF ISSUING LENDER. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in
Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence, bad faith or willful misconduct on the part of the Issuing Lender.

         (k) CONFLICT WITH LOC DOCUMENTS. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

         2.3. SWINGLINE LOAN SUBFACILITY.

         (a) SWINGLINE COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a "SWINGLINE LOAN" and, collectively, the "SWINGLINE LOANS") from time to time from the Closing Date until the Maturity Date for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed TWENTY MILLION DOLLARS ($20,000,000) (the "SWINGLINE COMMITTED AMOUNT"), and (ii) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Revolving Committed Amount. Swingline Loans hereunder shall be made as Base Rate Loans or Quoted Rate Swingline Loans as the Borrower may request in accordance with the provisions of this Section 2.3 and may be repaid and reborrowed in accordance with the provisions hereof.

         (b) SWINGLINE LOAN ADVANCES.

                  (i) NOTICES; DISBURSEMENT. Whenever the Borrower desires a Swingline Loan advance hereunder it shall give written notice from an Executive Officer of the Borrower (or telephonic notice promptly confirmed in writing) to the Swingline Lender not later than 1:00 P.M. (New York City time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify
         (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and
         (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as a Base Rate Loan or a Quoted Rate Swingline Loan and shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:00 P.M. (New York City time) on the Business Day of the requested borrowing.

                  (ii) MINIMUM AMOUNTS. Each Swingline Loan advance shall be in integral multiples of $100,000 (or the remaining amount of the Swingline Committed Amount, if less).

                  (iii) REPAYMENT OF SWINGLINE LOANS. The Borrower hereby promises to pay the outstanding principal amount of each Swingline Loan on the earlier of (A) the Maturity Date or (B) the first date after such Swingline Loan is made that is the 15th or the last day of a calendar month and is at least three Business days after such

         Swingline Loan is made. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Revolving Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Maturity Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Revolving Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in
         Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for a Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is purchased and (B) at the time any purchase of Participation Interests pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c)(ii) below, interest on the principal amount of Participation Interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such Participation Interests, at the rate equal to, if paid within two (2) Business Days of the date upon which such borrowing would otherwise have occurred, the Federal Funds Rate, and thereafter at a rate equal to the Adjusted Base Rate.

         (c) INTEREST ON SWINGLINE LOANS.

                  (i) RATE OF INTEREST. Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest as follows:

                  (A) BASE RATE LOANS. If such Swingline Loan is a Base Rate Loan, at a per annum rate equal to the Adjusted Base Rate.

                  (B) QUOTED RATE SWINGLINE LOANS. If such Swingline Loan is a Quoted Rate Swingline Loan, at a per annum rate equal to the Quoted Rate applicable thereto.

                  (ii) PAYMENT OF INTEREST. The Borrower hereby promises to pay interest on Swingline Loans in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

         Notwithstanding any other provision to the contrary set forth in this Credit Agreement, in the event that the principal amount of any Quoted Rate Swingline Loan is not repaid on the last day of the Interest Period for such Loan, then such Loan shall be automatically converted into a Base Rate Loan at the end of such Interest Period.

         (d) SWINGLINE NOTE. The Borrower hereby agrees that, upon the request to the Administrative Agent by the Swingline Lender, the Borrower will execute and deliver to the Swingline Lender a promissory note evidencing the Swingline Loans of the Swingline Lender, substantially in the form of Exhibit 2.3(d), with appropriate insertions as to date and principal amount (a "SWINGLINE NOTE").

         2.4. [INTENTIONALLY DELETED].

         2.5. TRANCHE B TERM LOAN.

         (a) TRANCHE B TERM COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower on the Closing Date such Lender's Tranche B Term Loan Percentage of a term loan in Dollars (the "TRANCHE B TERM LOAN") in the aggregate principal amount of TWO HUNDRED SEVENTY MILLION DOLLARS ($270,000,000) (the "TRANCHE B TERM LOAN COMMITTED AMOUNT"). The full principal amount of the Tranche B Term Loan shall be disbursed on the Closing Date as a Base Rate Loan. Thereafter, the Tranche B Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than 15 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Amounts repaid on the Tranche B Term Loan may not be reborrowed.

         (b) BORROWING PROCEDURES. The Borrower shall submit an appropriate Notice of Borrowing for the Tranche B Term Loan to the Administrative Agent not later than 11:00 A.M. (New York City time) on the Closing Date. Such Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of the Tranche B Term Loan is requested and (ii) that the funding of the Tranche B Term Loan shall be comprised of Base Rate

Loans. Each Lender shall make its Tranche B Term Loan Percentage of the Tranche B Term Loan available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. (New York City time) on the Closing Date in Dollars and in funds immediately available to the Administrative Agent.

         (c) MINIMUM AMOUNTS. Each Eurodollar Loan or Base Rate Loan that is part of the Tranche B Term Loan shall be in an aggregate principal amount that is not less than $2,000,000 and integral multiples of $100,000 (or the then remaining principal balance of the Tranche B Term Loan).

         (d) REPAYMENT OF TRANCHE B TERM LOAN. The Borrower hereby promises to pay the outstanding principal amount of the Tranche B Term Loan in twenty-four
(24) consecutive quarterly installments as follows (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 3.3), unless accelerated sooner pursuant to Section 9.2:

                                                                      TRANCHE B TERM LOAN
                                                                            PRINCIPAL
                     PRINCIPAL AMORTIZATION                               AMORTIZATION
                          PAYMENT DATES                                      PAYMENT
-----------------------------------------------------------------     -------------------
December 31, 2002, March 31, 2003, June 30, 2003, September 30,
  2003, December 31, 2003, March 31, 2004, June 30, 2004,
  September 30, 2004, December 31, 2004, March 31, 2005, June 30,
  2005, September 30, 2005, December 31, 2005, March 31, 2006,
  June 30, 2006, September 30, 2006, December 31, 2006, March 31,
  2007, June 30, 2007, and September 30, 2007.....................         $   675,000

December 31, 2007, March 31, 2008, June 30, 2008 and the Maturity
  Date............................................................         $64,125,000

         (e) INTEREST. Subject to the provisions of Section 3.1, the outstanding Tranche B Term Loan shall bear interest at a per annum rate equal to:

                  (i) BASE RATE LOANS. During such periods as the Tranche B Term Loan shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

                  (ii) EURODOLLAR LOANS. During such periods as the Tranche B Term Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

The Borrower hereby promises to pay interest on the Tranche B Term Loan in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

         (f) TRANCHE B TERM NOTES. The Borrower hereby agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note evidencing the Tranche B Term Loan of such Lender, substantially in the form of Exhibit 2.5(f), with appropriate insertions as to date and principal amount (a "TRANCHE B TERM NOTE").

                                  SECTION III

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         3.1. DEFAULT RATE.

         Upon the occurrence, and during the continuance, of a default in the payment of any amount hereunder or under any of the other Credit Documents, such overdue amount shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Adjusted Base Rate plus 2%).

         3.2. EXTENSION AND CONVERSION.

         The Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.8, Eurodollar Loans may be converted into Base Rate Loans or extended as Eurodollar Loans for new Interest Periods only on the last day of the Interest Period applicable thereto unless the Borrower makes payment of any amounts then due and owing pursuant to Section 3.12, (ii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "INTEREST PERIOD" set forth in Section 1.1 and shall be in such minimum amounts as provided in, with respect to Revolving Loans, Section 2.1(b)(ii), or, with respect to the Tranche B Term Loan, Section 2.5(c), (iii) no more than 15 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period), (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (v) Swingline Loans may not be extended or converted pursuant to this Section 3.2. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Administrative Agent specified in Schedule 2.1(a), or at such other office as the Administrative Agent may designate in writing, prior to 11:00 A.M. (New York City time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. In the event the Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section 3.2, or any such conversion or extension is not permitted or required by this
Section 3.2, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         3.3. PREPAYMENTS.

         (a) VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Loans in whole or in part from time to time upon providing at least three (3) Business Days' notice to the Administrative Agent (which notice may be waived by the Administrative Agent) other than in connection with Revolving Loans; provided, however, that each partial prepayment of Loans (other than Swingline Loans) shall be in a minimum principal amount of $2,000,000 (or $500,000 in the case of Revolving Loans) and integral multiples of $100,000 in excess thereof (or the then remaining principal balance of the Revolving Loans or the Tranche B Term Loan, as applicable, if less). Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower shall fail to specify with respect to any voluntary prepayment, such voluntary prepayment shall be applied first to Swingline Loans, then Revolving Loans and then to the Tranche B Term Loan (and applied to the remaining Principal Amortization Payments ratably), in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty, and, in the case of Eurodollar Loans, shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

         (b) MANDATORY PREPAYMENTS.

                  (i) (A) REVOLVING COMMITTED AMOUNT. If at any time, the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall exceed the Revolving Committed Amount, the Borrower immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

                      (B) LOC COMMITTED AMOUNT. If at any time, the sum of the aggregate principal amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrower immediately shall cash collateralize the LOC Obligations in an amount sufficient to eliminate such excess.

                  (ii) EXCESS CASH FLOW. Within 105 days after the end of each fiscal year (commencing with the fiscal year ending June 30, 2003), the Borrower shall prepay the Loans in an amount equal to (A) 50% (if the Consolidated Leverage Ratio as of the end of such fiscal year is equal to or greater than 3.50 to 1.00) or 25% (if the Consolidated Leverage Ratio as of the end of such fiscal year is less than 3.50 to 1.00 but equal to or greater than 3.00 to 1.00) of Excess Cash Flow for such fiscal year minus (B) the amount of any voluntary prepayments made during such fiscal year of the Tranche B Term Loan or (to the extent accompanied by a permanent reduction in the

         Revolving Committed Amount) the Revolving Loans (such prepayment to be applied as set forth in clause (vi) below).

                  (iii) (A) ASSET DISPOSITIONS. Immediately upon the occurrence of any Asset Disposition Prepayment Event or a Discontinued Operations Sale, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Asset Disposition or Discontinued Operation Sale not applied (or caused to be applied) by the Credit Parties during the related Application Period to make Eligible Reinvestments (in each case, such prepayment to be applied as set forth in clause (vi) below).

                  (B) INVOLUNTARY DISPOSITIONS. Immediately upon the occurrence of an Involuntary Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Excess Proceeds (such prepayment to be applied as set forth in clause (vi) below).

                  (iv) DEBT ISSUANCES. Immediately upon the occurrence of a Debt Issuance Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Debt Issuance (such prepayment to be applied as set forth in clause
         (vi) below).

                  (v) EQUITY ISSUANCES. Immediately upon the occurrence of an Equity Issuance Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to the lesser of (A) 50% of the Net Cash Proceeds of the related Equity Issuance or (B) except in the case of a Qualifying IPO, the Net Cash Proceeds not applied to make Eligible Reinvestments during the Application Period (such prepayment to be applied as set forth in clause (vi) below); provided that 100% of the Net Cash Proceeds of the issuance of any Qualified Preferred Stock pursuant to Section 8.1(p) shall be applied to repayment of the Loans as set forth in clause (vi) below upon receipt thereof.

                  (vi) APPLICATION OF MANDATORY PREPAYMENTS. All amounts required to be paid pursuant to this Section 3.3(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 3.3(b)(i)(A), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations, (B) with respect to all amounts prepaid pursuant to
         Section 3.3(b)(i)(B), to a cash collateral account in respect of LOC Obligations, (C) with respect to all amounts prepaid pursuant to
         Section 3.3(b)(ii), as the Borrower may elect, and (D) with respect to all amounts prepaid pursuant to Section 3.3(b)(iii), 3.3(b)(iv) and 3.3(b)(v), FIRST, to the Tranche B Term Loans (with such prepayment being applied ratably to the remaining Principal Amortization Payments thereof) and SECOND, to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations (without any reduction in the Revolving Committed Amount). Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(b) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall, in the case of Eurodollar Loans, be accompanied by interest on the principal amount prepaid through the date of prepayment.

                  (vii) PREPAYMENT ACCOUNT. If the Borrower is required to make a mandatory prepayment of Eurodollar Loans under this Section 3.3(b), the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurodollar Loans and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto or, subject to the terms of Section 3.12, as earlier requested in writing by the Borrower. At the request of the Borrower, amounts so deposited shall be invested by the Administrative Agent in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

                  (viii) NOTICE OF MANDATORY PREPAYMENTS. The Borrower agrees to use reasonable efforts to notify the Administrative Agent of any mandatory prepayments of the Loans required to be made pursuant to this
         Section 3.3(b).

         3.4. TERMINATION AND REDUCTION OF REVOLVING COMMITTED AMOUNT.

         (a) VOLUNTARY REDUCTIONS. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $2,500,000 or in integral multiples of $100,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Administrative Agent; provided, however, no such termination or reduction shall be made which would cause the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans to exceed the Revolving Committed Amount, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.4(a).

         (b) TERM LOAN COMMITMENTS. The Tranche B Term Loan Commitment of each Lender, if any, shall automatically terminate at such time as such Lender shall have made available to the Borrower such Lender's share of the Tranche B Term Loan.

         (c) MANDATORY REDUCTIONS. The Revolving Committed Amount and the Swingline Committed Amount automatically shall be permanently reduced from time to time in accordance with the terms of Section 3.3(b)(vi).

         (d) MATURITY DATE. Unless terminated sooner pursuant to Section 3.4(a) or Section 9.2, the Revolving Commitments of the Lenders and the LOC Commitment of the Issuing Lender shall automatically terminate on the Maturity Date.

         (e) GENERAL. The Borrower shall pay to the Administrative Agent for the account of the Lenders (except to the extent that any Lender was a Defaulting Lender during the applicable period in which such fee accrued) in accordance with the terms of Section 3.5(a), on the date of each termination or reduction of the Revolving Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

         3.5. FEES.

         (a) UNUSED FEE. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower hereby promises to pay to the Administrative Agent for the account of each Lender (except to the extent that any Lender was a Defaulting Lender during the applicable period in which such fee accrued) a fee (the "UNUSED FEE") on the Unused Revolving Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Percentage in effect from time to time. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on any date that the Revolving Committed Amount is reduced pursuant to Section 3.4(a) and on the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "UNUSED FEE CALCULATION PERIOD"), beginning with the first of such dates to occur after the Closing Date.

         (b) LETTER OF CREDIT FEES.

                  (i) STANDBY LETTER OF CREDIT ISSUANCE FEE. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower hereby promises to pay to the Administrative Agent for the account of each Lender (except to the extent that any Lender was a Defaulting Lender during the applicable period in which such fee accrued) a fee (the "STANDBY LETTER OF CREDIT FEE") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof) and on the Maturity Date for the Revolving Commitments.

                  (ii) TRADE LETTER OF CREDIT DRAWING FEE. In consideration of the issuance of trade Letters of Credit hereunder, the Borrower hereby promises to pay to the Administrative Agent for the account of each Lender (except to the extent that any Lender was a Defaulting Lender during the applicable period in which such fee accrued) a fee (the "TRADE LETTER OF CREDIT FEE") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn






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                                                                              54

         under each such trade Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to 1.25%. The Trade Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof) and on the Maturity Date for the Revolving Commitments.

                  (iii) ISSUING LENDER FEES. In addition to the Standby Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrower hereby promises to pay to the Administrative Agent for the account of the Issuing Lender without sharing by the other Lenders (i) a letter of credit fronting fee of 0.125% on the average daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration (which fronting fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof)) and on the Maturity Date for the Revolving Commitments and (ii) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

         (c) ADMINISTRATIVE AGENT'S FEES. The Borrower hereby (i) absolutely accepts and assumes all of the duties, obligations and liabilities of the Sponsor in, to and under the Administrative Agent's Fee Letter to the same extent as if the Borrower had executed the Administrative Agent's Fee Letter and
(ii) promises to pay to the Administrative Agent, for its own account and for the account of JPMorgan Securities Inc., as applicable, the fees referred to in the Administrative Agent's Fee Letter.

         3.6. CAPITAL ADEQUACY.

         (a) If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, upon notice from such Lender through the Administrative Agent to the Borrower setting forth in reasonable detail the charge and the calculation of such reduced rate of return to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction to the extent that such Lender reasonably determines that such additional amount is allocable to the existence of such Lender's commitments or obligations hereunder. Each determination by any such Lender of amounts owing under this Section shall, absent demonstrable error, be conclusive and binding on the parties hereto.






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                                                                              55

         (b ) The Borrower shall not be required to compensate a Lender pursuant to this Section 3.6 for any additional amounts incurred more than 180 days prior to the date that such Lender notifies the Borrower of the change of law giving rise to such additional amounts and of such Lender's intention to claim compensation therefor; provided that, if the change of law giving rise to such additional amounts is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

         3.7. LIMITATION ON EURODOLLAR LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

         (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

         (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement. The Administrative Agent or the Required Lenders, as the case may be, will withdraw such determination pursuant to this Section promptly as circumstances allow.

         3.8. ILLEGALITY.

         Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.10 shall be applicable). Each Lender will designate a different Applicable Lending Office if such designation will permit such Lender to continue to make, maintain, or fund Eurodollar Loans hereunder and will not, in the judgment of such Lender, be otherwise materially disadvantageous to it.

         3.9. REQUIREMENTS OF LAW.

         (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not






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                                                                              56

having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                  (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement in respect of any Eurodollar Loans (other than Taxes and taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Credit Agreement or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase, by an amount deemed by such Lender (or its Applicable Lending Office) to be material, the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.9, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.10 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.9 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise materially disadvantageous to it. Any Lender claiming compensation under this Section 3.9 shall furnish to the Borrower and the Administrative Agent a statement setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         (b) The Borrower shall not be required to compensate a Lender pursuant to this Section 3.9 for any increased costs or reductions incurred more than 180 days prior to the






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                                                                              57

date that such Lender notifies the Borrower of the change of law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided that, if the change of law giving rise to such increased costs or reductions is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

         3.10. TREATMENT OF AFFECTED LOANS.

         If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.7, 3.8 or 3.9 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 3.8, on such earlier date as required by law as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to such Conversion no longer exist:

         (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

         (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.7, 3.8 or 3.9 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 3.10 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

         3.11. TAXES.

         (a) Except as otherwise provided herein, any and all payments by any Credit Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Agent, taxes imposed on it as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than






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                                                                              58

any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced this Credit Agreement or any other Credit Document) (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions of Taxes (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Credit Party shall furnish to the Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof. Notwithstanding the foregoing, no additional sums shall be payable pursuant to this Section 3.11(a) with respect to Taxes (A) that are attributable to such Lender's failure to comply with Section 3.11(d), or (B) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Credit Agreement or
(C) unless imposed as a result of a change in treaty, law or regulation.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "OTHER TAXES").

         (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender that is not a United States person under Section 7701(a)(30) of the Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to






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                                                                              59

this Credit Agreement or any of the other Credit Documents. In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered form to the Borrower (or any other form adopted by the United States taxing authorities for such purposes).

         (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to
Section 3.11(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.11(a) or 3.11(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.11, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise materially disadvantageous to such Lender.

         (g) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.11 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         (h) If the Administrative Agent or any Lender receives a refund with respect to Taxes paid by the Borrower, which in the good faith judgment of such Lender is allocable to such payment, the Administrative Agent or Lender, respectively shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Taxes, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that the Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to repay such refund. Each of the Administrative Agent and each Lender agrees that it will contest such Taxes or liabilities if the Administrative Agent or such Lender determines, in its reasonable judgment, that it would not be materially disadvantaged or prejudiced as a result of such contest.

         3.12. COMPENSATION.

         Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits) incurred by it as a result of:






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                                                                              60

         (a) any payment, prepayment, or Conversion of a Eurodollar Loan or Quoted Rate Swingline Loan for any reason (other than in connection with any assignment by any Lender pursuant to Section 11.3(b), but including acceleration of the Loans pursuant to Section 9.2) on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Section 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan or Quoted Rate Swingline Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest (other than the Applicable Percentage) which would have accrued on the amount so prepaid, or not so borrowed, Converted or Continued, for the period from the date of such prepayment or of such failure to borrow, Convert or Continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, Convert or Continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. Any Lender claiming compensation under this Section 3.12 shall furnish to the Borrower and the Administrative Agent a statement setting forth in reasonable detail the calculation of the amounts to be paid to it hereunder. The covenants of the Borrower set forth in this Section
3.12 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder; provided, however, the Borrower shall not be required to compensate a Lender pursuant to this Section 3.12 for any such loss, cost or expense incurred more than 180 days prior to the date that such Lender notifies the Borrower of the incurrence of such loss, cost or expense.

         3.13. PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

         (a) LOANS. Each Loan, each payment or (subject to the terms of Section 3.3) prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans of the applicable type and Participation Interests in Loans of the applicable type and Letters of Credit.

         (b) ADVANCES. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any






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other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Administrative Agent its ratable share of such borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such borrowing, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

         3.14. SHARING OF PAYMENTS.

         (a) The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law and in a manner not inconsistent with this Credit Agreement, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date






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from the date such amount is due until the date such amount is paid to the
Administrative Agent or such other Lender at a rate per annum equal to, for the first two days, the Federal Funds Rate, and thereafter, the Adjusted Base Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.14 to share in the benefits of any recovery on such secured claim.

         3.15. PAYMENTS, COMPUTATIONS, ETC.

         (a) GENERALLY. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Administrative Agent's office specified in
Schedule 2.1(a) not later than 2:00 P.M. (New York City time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Sections 3.3 and 3.13(a)). The Administrative Agent will distribute such payments to such Lenders, if any such payment is received prior to 2:00 P.M. (New York City time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         (b) ALLOCATION OF PAYMENTS AFTER ACCELERATION. Notwithstanding any other provision of this Credit Agreement to the contrary, after acceleration of the Credit Party Obligations pursuant to Section 9.2(b), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any






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         protective advances made by the Administrative Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                  SECOND, to payment of any fees payable to the Administrative Agent then due and owing;

                  THIRD, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest;

                  FOURTH, to the payment of the outstanding principal amount of the Credit Party Obligations (including the payment or cash collateralization of the outstanding LOC Obligations);

                  FIFTH, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

                  SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this
Section 3.15(b).

         3.16. EVIDENCE OF DEBT.

         (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

         (b) The Administrative Agent shall maintain the Register pursuant to
Section 11.3(b), and a subaccount for each Lender, in which Register and subaccounts (taken together)






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                                                                              64

shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of any Credit Party and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

         (c) The entries made in the accounts, Register and subaccounts maintained pursuant to clause (b) of this Section 3.16 (and, if consistent with the entries of the Administrative Agent, clause (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Credit Party Obligations owing to such Lender.

         3.17. REPLACEMENT OF AFFECTED LENDERS.

         If (i) any Lender having a Revolving Commitment becomes a Defaulting Lender or otherwise defaults in its Revolving Commitment, (ii) any Credit Party is required to make any payments to any Lender under Section 3.6, Section 3.8,
Section 3.9 or Section 3.11 in excess of the proportionate amount (based on the respective Commitments and/or Loans of the Lenders) of corresponding payments required to be made to the other Lenders or (iii) in the event of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination which requires only the consent of the Required Lenders, the Borrower shall have the right to replace such Lender (the "REPLACED LENDER") with one or more other Eligible Assignee or Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "REPLACEMENT LENDER"), provided that (a) except in the case of clause (iii) above, no Event of Default then exists, (b) at the time of any replacement pursuant to this Section 3.17, the Replaced Lender and Replacement Lender shall enter into an Assignment and Acceptance pursuant to which the Replacement Lender shall acquire all or a portion, as the case may be, of the Commitments and outstanding Loans of, and participation in Letters of Credit by, the Replaced Lender and (c) all obligations of the Borrower owing to the Replaced Lender relating to the Loans so replaced (including, without limitation, such increased costs and excluding those specifically described in clause (b) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the appropriate Assignment and Acceptance, the payment of amounts referred to in clauses (b) and (c) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder with respect to such replaced Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, (1) the Lender that acts as the Issuing Lender may not be replaced hereunder at any time that it has Letters of Credit outstanding hereunder unless arrangements satisfactory to the Issuing Lender (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, satisfactory to such Issuing Lender or the depositing of cash






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collateral into a cash collateral account maintained with the Administrative
Agent in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit and
(2) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 10.7. The Replaced Lender shall be required to deliver for cancellation its applicable Notes, if any, to be canceled on the date of replacement, or if any such Note is lost or unavailable, such other assurances or indemnification therefor as the Borrower may reasonably request.

                                   SECTION IV

                                    GUARANTY

         4.1. THE GUARANTY.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedging Agreement, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Credit Party Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Credit Party Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, the maximum liability of each Guarantor under this Credit Agreement and the other Credit Documents shall in no event exceed the maximum amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors and fraudulent conveyance or transfers (after giving effect to the right of contribution established in Section 4.6).

         4.2. OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Credit Party Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall






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                                                                              66

have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section IV until such time as the Credit Party Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

         (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Credit Party Obligations shall be extended, or such performance or compliance shall be waived;

         (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be done or omitted;

         (c) the maturity of any of the Credit Party Obligations shall be accelerated, or any of the Credit Party Obligations shall be increased, modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements shall be waived or released or any other guarantee of any of the Credit Party Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

         (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Credit Party Obligations shall fail to attach or be perfected or shall be released; or

         (e) any of the Credit Party Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Credit Party Obligations.

         4.3. REINSTATEMENT.

         The obligations of the Guarantors under this Section IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative






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                                                                              67

Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.4. CERTAIN ADDITIONAL WAIVERS.

         Without limiting the generality of the provisions of this Section IV, each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Credit Party Obligations, except through the exercise of rights of subrogation pursuant to Section 4.2 and through the exercise of rights of contribution pursuant to Section 4.6.

         4.5. REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Credit Party Obligations being deemed to have become automatically due and payable), the Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section
4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

         4.6. RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the Credit Party Obligations until such time as the Credit Party Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until such Credit Party Obligations have been Fully Satisfied. For purposes of this Section 4.6, (a) "EXCESS PAYMENT" shall mean the amount paid by any Guarantor in excess of its Pro Rata Share of any Guaranteed Obligations; (b) "PRO RATA SHARE" shall mean, for any Guarantor in respect of any payment of Credit Party Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all






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                                                                              68

of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Pro Rata Shares of the Guarantors in respect of any payment of Credit Party Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (C) "CONTRIBUTION SHARE" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.5.

         4.7. GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

         The guarantee in this Section IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Credit Party Obligations whenever arising.

                                   SECTION V

                                   CONDITIONS

         5.1. CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions:

         (a) EXECUTED CREDIT DOCUMENTS. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement, (ii) the Collateral Documents and (iii) all other Credit Documents.






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                                                                              69

         (b) CORPORATE DOCUMENTS. Receipt by the Administrative Agent of the following:

                  (i) CHARTER DOCUMENTS. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                  (ii) BYLAWS. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                  (iii) RESOLUTIONS. Copies of resolutions of the Board of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                  (iv) GOOD STANDING. Copies of (A) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect and (B) to the extent available, a certificate indicating payment of all corporate or comparable franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                  (v) INCUMBENCY. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

         (c) OPINION OF COUNSEL. The Administrative Agent shall have received, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent legal opinion of Kirkland & Ellis, counsel for the Credit Parties.

         (d) PERSONAL PROPERTY COLLATERAL. The Administrative Agent shall have received:

                  (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party and each jurisdiction where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens on the Collateral exist other than Permitted Liens;

                  (ii) duly authorized UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent's reasonable discretion, to perfect the Administrative Agent's security interest in the Collateral;






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                  (iii) all certificates evidencing any certificated Capital
         Stock pledged to the Administrative Agent pursuant to the Collateral Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

                  (iv) duly executed notices of grant of security interest in the form required by the Collateral Agreement as are necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral; and

                  (v) all instruments and chattel paper having a value in excess of $100,000 in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent's security interest in the Collateral.

         (e) REAL PROPERTY COLLATERAL. Except with respect to the owned Real Properties identified as "Excluded Property" on Schedule 6.20(a), the Administrative Agent shall have received the following, in form and substance reasonably satisfactory to the Administrative Agent:

                  (i) fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each, as the same may be amended, modified, restated or supplemented from time to time, a "MORTGAGE INSTRUMENT" and collectively the "MORTGAGE INSTRUMENTS") encumbering the fee interest of any Credit Party in each of the Real Properties designated in
         Schedule 6.20(a) which are not identified on such Schedule as "Excluded Properties" (each a "MORTGAGED PROPERTY" and collectively the "MORTGAGED PROPERTIES");

                  (ii) with respect to each of the Real Properties identified as items [ ] on subpart (1) of Schedule 6.20(a), maps or plats of an as-built survey of the sites of the real property covered by the Mortgage Instruments reasonably satisfactory to each of the Administrative Agent and the Title Insurance Company, dated a date reasonably satisfactory to each of the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based, together with any related survey affidavits, shall be sufficient to delete any standard printed survey exception contained in the applicable title policy;

                  (iii) ALTA mortgagee title insurance policies issued by Chicago Title Insurance Company (the "TITLE INSURANCE COMPANY") in amounts not less than the respective amounts designated in Schedule 6.20(a) with respect to any particular Mortgaged Property, assuring the Administrative Agent that each of the Mortgage Instruments creates a valid and enforceable first priority mortgage lien on the applicable Mortgaged Property, free and clear of all defects and encumbrances except Permitted Liens, which policies shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent and shall include such endorsements as are reasonably






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         requested by the Administrative Agent to the extent such endorsements are reasonably available in the jurisdictions in which the Mortgaged Properties are located; and

                  (iv) evidence as to (A) whether any Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "FLOOD HAZARD PROPERTY") and (B) if any Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program, (2) the applicable Credit Party's written acknowledgment of receipt of written notification from the Administrative Agent (a) as to the fact that such Mortgaged Property is a Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Lenders.

         (f) EVIDENCE OF INSURANCE. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Agreement, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

         (g) GOVERNMENT CONSENT. Receipt by the Administrative Agent of evidence that all material governmental, shareholder and third party consents (including Hart-Scott-Rodino clearance) and approvals necessary in connection with the Transaction and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Transaction or that could seek or threaten any of the foregoing.

         (h) CONSUMMATION OF TRANSACTION. The Transaction shall have been consummated in accordance in all material respects with the terms of the Unit Purchase Agreement and in compliance in all material respects with applicable law and regulatory approvals; all conditions precedent to the obligations of the Buyer under the Unit Purchase Agreement shall have been satisfied in all material respects; and (i) the Equity Investors shall have invested at least $175,000,000 in cash (of which at least $150,000,000 shall be from the Sponsor) in Holdings LLC pursuant to the Unit Purchase Agreement and such amount shall have been contributed (directly or indirectly) to the Borrower; (ii) the common and preferred units of Holdings LLC issued pursuant to the Transaction shall not contain mandatory redemption provisions or require the payment of dividends prior to the day which is 91 days after the final scheduled maturity date of the Credit Facilities except in kind or, in the case of such preferred units, upon the occurrence of a change in control; (iii) the Capital Stock of the Borrower shall consist of a single class of common stock; (iv) the 11 7/8% Senior Subordinated Indenture shall have been amended pursuant to the Consent Solicitation in order to permit the Transaction, the Credit Facilities and the other Credit Documents; and (v) after giving effect to the Transaction, including the application on the Closing Date of the proceeds of the related financings and equity contributions, the Consolidated Parties shall have no Indebtedness or Qualified Preferred Stock except for Indebtedness permitted under Section 8.1. The Administrative Agent shall have






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                                                                              72

received a copy, certified by an Executive Officer of the Borrower as true and complete, of each of the Unit Purchase Agreement and each Purchase Related Agreement, each as originally executed and delivered, together with all exhibits and schedules, none of which shall have been altered, amended or otherwise changed or supplemented in any material respect or any material condition therein waived, without the prior written consent of the Administrative Agent. The Administrative Agent shall have received a copy, certified by an Executive Officer of the Borrower as true and complete, of the 11 7/8% Senior Subordinated Indenture, the 12 1/4% Senior Subordinated Indenture and the GLK Note, each as originally executed and delivered, together with all exhibits and schedules thereto.

         (i) SOLVENCY. Receipt by the Administrative Agent of a certificate executed by the chief financial officer of the Parent as of the Closing Date, in form and substance satisfactory to the Administrative Agent, regarding the Solvency of the Credit Parties on a consolidated basis.

         (j) OFFICER'S CERTIFICATES. The Administrative Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, stating that (A) each Credit Party is in compliance with all existing material financial obligations which are to remain outstanding, (B) all material governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, (D) the transactions contemplated by the Unit Purchase Agreement have been consummated in accordance in all material respects with the terms thereof and (E) immediately after giving effect to the Transaction, (1) no Default or Event of Default exists and (2) all representations and warranties contained herein, in the other Credit Documents are true and correct in all material respects.

         (k) FEES AND EXPENSES. Payment by the Credit Parties to the Lenders and the Administrative Agent of all fees and expenses relating to the Credit Facilities which are due and payable on the Closing Date, including, without limitation, payment to the Administrative Agent of the fees set forth in the Administrative Agent's Fee Letter.

         (l) EXISTING CREDIT AGREEMENT. The Administrative Agent shall be satisfied with the arrangement for the repayment in full (other than the Existing Letters of Credit)and termination on or before the Closing Date of the Existing Credit Agreement therefor and the termination of all liens, guarantees and other credit support therefor.

         (m) PRO FORMA BALANCE SHEET; FINANCIAL STATEMENTS. The Lenders shall have received (i) (A) an unaudited pro forma consolidated balance sheet of the Parent and the Borrower as of March 30, 2002, after giving effect to the Transactions and the consummation of the other transactions contemplated hereby and (B) audited consolidated balance sheets and related statements of income and cash flow for the Borrower for the years ended on or about June 30, 1999, 2000 and 2001 and (ii) unaudited consolidated balance sheets






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                                                                              73

and related statements of income and cash flows for the Borrower for each fiscal quarter, and monthly balance sheets and statements of income for the Borrower for each fiscal month, in each case ending after June 30, 2001, and prior to the Closing Date for which statements are available, in each case in form and substance reasonably satisfactory to the Administrative Agent.

         (n) PRO FORMA CONSOLIDATED LEVERAGE RATIO. The pro forma Consolidated Leverage Ratio of the Borrower for the 12 months ending June 29, 2002 shall be no greater than 4.65 to 1.0 (calculated in a manner reasonably satisfactory to the Administrative Agent and consistent with the financial models previously furnished by the Sponsor to the Administrative Agent).

         5.2. CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligations of each Lender to make any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

         (a) The Borrower shall have delivered (i) in the case of any Revolving Loan or any portion of the Tranche B Term Loan, an appropriate Notice of Borrowing or (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

         (b) (i) the representations and warranties set forth in Section 6 shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date) and (ii) no Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

         (c) In the case of a request for a Revolving Loan or a Letter of Credit, immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Revolving Committed Amount, and (ii) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Notice of Borrowing and each request for a Letter of Credit pursuant to Section 2.2(b) shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b) and (c) above.

                                   SECTION VI

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Administrative Agent and each Lender that:






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                                                                              74

         6.1. FINANCIAL CONDITION.

         (a) The audited consolidated balance sheets and income statements of the Consolidated Parties for the fiscal years ended June 30, 1999, June 30, 2000 and June 30, 2001 (including the notes thereto) (i) have been audited by PricewaterhouseCoopers LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. The unaudited interim balance sheets of the Consolidated Parties as at the end of, and the related unaudited interim income statements for the fiscal quarter ended in, March 2002 (copies of which previously have been delivered to the Administrative Agent) (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except for the absence of footnotes and subject to year-end audit adjustments) and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. During the period from June 30, 2001 to and including the Closing Date, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date. As of the Closing Date, the Borrower and its Subsidiaries have no material liabilities (contingent or otherwise) that are not reflected (but required to be reflected) in the foregoing financial statements or in the notes thereto which could reasonably be expected to have a Material Adverse Effect except as described on
Schedule 6.1.

         (b) The pro forma consolidated balance sheet as of March 30, 2002 and the pro forma income statement of the Consolidated Parties for the nine month period ending March 30, 2002 giving effect to the Transaction (i) meet the requirements of Regulation S-X of the Securities Act applicable to a Form S-1 registration statement under the Securities Act ("REGULATION S-X") and (ii) are based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect.

         (c) To the extent delivered, the financial statements delivered pursuant to Section 7.1(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods (except for, in the case of the financial statements described in Section 7.1(b), the absence of footnotes and subject to year-end audit adjustments).

         (d) Notwithstanding anything to the contrary set forth in this Section 6.1, it is understood and agreed by the Lenders that it is possible that the Consolidated Parties may have to restate its financial statements as a result of a goodwill charge as described in the Borrower's 8-K filings on June 21, 2002 and July 9, 2002 and that the foregoing representations shall be






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                                                                              75

deemed so modified and that any such restatement shall not result in any misrepresentation pursuant to this Section or any other provision of this Agreement.

         6.2. NO MATERIAL CHANGE.

         Since June 30, 2001, there has been no development or event relating to or affecting a Consolidated Party which has had or could reasonably be expected to have a Material Adverse Effect.

         6.3. ORGANIZATION AND GOOD STANDING.

         Each of the Consolidated Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

         6.4. POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

         Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate or other necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder, with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party or with the consummation of the Transaction, except for (i) consents, authorizations, notices and filings described in Schedule 6.4, all of which have been obtained or made or have the status described in such Schedule 6.4, (ii) filings to release Liens to the extent that the holders of such Liens have agreed in writing with the Administrative Agent to release such Liens, (iii) filings to perfect the Liens created by the Collateral Documents and (iv) consents, authorizations, filings, notices or other acts which have been obtained as and when required or the failure to make or obtain could not reasonably be expected to have a Material Adverse Effect. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by






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                                                                              76

general equitable principles (whether enforcement is sought by proceedings in equity or at law) and by an implied covenant of good faith and fair dealing.

         6.5. NO CONFLICTS.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any material Requirement of Law or any other material law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         6.6. NO DEFAULT.

         No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect.

         6.7. OWNERSHIP.

         Each Consolidated Party is the owner of, and has good and marketable title to, all of its respective assets (including Intellectual Property) owned by it necessary for the conduct of its business, except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and none of such assets or Intellectual Property is subject to any Lien other than Permitted Liens.

         6.8. INDEBTEDNESS.

         Except as otherwise permitted under Section 8.1, the Consolidated Parties have no Indebtedness.

         6.9. LITIGATION.

         Except as disclosed in Schedule 6.9, there does not exist (i) any order, decree, judgment, ruling or injunction which restrains the consummation of the acquisition of the Acquired Company in the manner contemplated by the Unit Purchase Agreement or (ii) any pending or, to the knowledge of any Consolidated Party, threatened action, suit or legal, equitable, arbitration or administrative proceeding against any Consolidated Party which could reasonably be expected to have a Material Adverse Effect.






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                                                                              77

         6.10. TAXES.

         Each Consolidated Party has filed, or caused to be filed, all material tax returns (Federal, state, local and foreign) required to be filed and paid
(a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP, or (iii) the failure of which to pay could reasonably be expected to result in a Material Adverse Effect. No Credit Party is aware as of the Closing Date of any material proposed tax assessments against it or any other Consolidated Party.

         6.11. COMPLIANCE WITH LAW.

         Each Consolidated Party is in compliance with all Requirements of Law applicable to it, or to its properties, unless such failure to comply could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the preceding sentence, (i) the Consolidated Parties have produced and distributed and are producing and distributing food products that are in compliance with the Food Security Act, FFDCA and all other applicable federal and state laws governing the production of food, and all applicable regulations and administrative interpretations promulgated under any such laws except for any violations or failures which could not reasonably be expected to have a Material Adverse Effect and (ii) none of the Consolidated Parties has violated or failed to comply with PACA or similar laws or regulations applicable to it, except for any violation or failure which could not reasonably be expected to have a Material Adverse Effect.

         6.12. ERISA.

         Except as disclosed and described in Schedule 6.12 attached hereto or except as could not reasonably be expected to result in a Material Adverse
Effect:

         (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the knowledge of the Executive Officers of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan;
(iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable Federal or state laws; and no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan (other than a Permitted Lien).

         (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement






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                                                                              78

87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan by such amount as could reasonably be expected to have a Material Adverse Effect.

         (c) Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the knowledge of the Executive Officers of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

         (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

         (e) Neither any Consolidated Party nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with the requirements of such sections.

         (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated hereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.15 with respect to their source of funds.

         6.13. CORPORATE STRUCTURE; CAPITAL STOCK, ETC.

         The corporate capital and ownership structure of the Consolidated Parties as of the Closing Date after giving effect to the Transaction is as described in Schedule 6.13A. Set forth on Schedule 6.13B is a complete and accurate list as of the Closing Date with respect to the Borrower and each of its direct and indirect Subsidiaries of (i) jurisdiction of incorporation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Consolidated Parties and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto as of the Closing Date. As of the Closing Date, the outstanding Capital Stock of all such Persons is validly issued, fully paid and (to the extent such concept is applicable) non-assessable and is owned by the Consolidated Parties, directly or indirectly, in the manner set forth on
Schedule 6.13B, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.13B, as of the Closing Date neither the Borrower nor any of






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                                                                              79

its Subsidiaries has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

         6.14. GOVERNMENTAL REGULATIONS, ETC.

         (a) None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, the Securities Exchange Act or any of Regulations U and X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement, in conformity with the requirements of FR Form U-1 referred to in Regulation U, that no part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of "buying" or "carrying" any "margin stock" within the meaning of Regulations U and X, or for the purpose of purchasing or carrying or trading in any securities.

         (b) None of the Consolidated Parties is (i) an "investment company", or a company "controlled" by "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (iii) subject to regulation under any other Federal or state statute or regulation which limits its ability to incur Indebtedness.

         6.15. PURPOSE OF LOANS AND LETTERS OF CREDIT.

         The proceeds of the Loans hereunder shall be used solely by the Borrower to effect the Transaction, to pay fees and expenses related to the Transaction and to provide for working capital and general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, Permitted Acquisitions). The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions, workers compensation and obligations not otherwise aforementioned relating to transactions entered into by the applicable account party in the ordinary course of business.

         6.16. ENVIRONMENTAL MATTERS.

         Except as disclosed and described in Schedule 6.16 attached hereto or except as could not reasonably be expected to result in a Material Adverse
Effect:

         (a) Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Properties or the Businesses, and there are no conditions relating to the Real Properties or the Businesses that could give rise to liability under any applicable Environmental Laws.

         (b) None of the Real Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Real Properties in amounts or






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                                                                              80

concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

         (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Executive Officer of any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Executive Officers of the Credit Parties, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Consolidated Parties, the Real Properties or the Businesses.

         (f) There has been no release, or threat of release, of Materials of Environmental Concern at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

         6.17. INTELLECTUAL PROPERTY.

         Each Consolidated Party owns, or has the legal right to use, all trademarks, service marks, trade names, trade dress, patents, copyrights, technology, know how and processes (the "INTELLECTUAL PROPERTY") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.17 as of the Closing Date is a list of all Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Consolidated Party. Except as provided on
Schedule 6.17, no claim has been asserted and is pending by any Person challenging or questioning the use of the Intellectual Property or the validity or effectiveness of the Intellectual Property, nor does any Credit Party know of any such claim, and, to the knowledge of the Executive Officers of the Credit Parties, the use of the Intellectual Property by any Consolidated Party or the granting of a right or a license in respect of the Intellectual Property from any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.






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                                                                              81

         6.18. SOLVENCY.

         The Credit Parties are Solvent on a consolidated basis.

         6.19. INVESTMENTS.

         All Investments of each Consolidated Party are Permitted Investments.

         6.20. BUSINESS LOCATIONS.

         Set forth on Schedule 6.20(a) is a list of all Real Properties located in the United States as of the Closing Date. Set forth on Schedule 6.20(b) is a list of all owned or leased locations where any tangible personal property of a Consolidated Party is located as of the Closing Date (other than vehicles and assets temporarily in transit or sent for repair). Set forth on Schedule 6.20(c) is the chief executive office, jurisdiction of incorporation or formation and principal place of business of each Consolidated Party as of the Closing Date.

         6.21. DISCLOSURE.

         Neither this Credit Agreement nor any financial statements (other than projections, budgets and other estimates) delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby, when taken as a whole, contains as of the applicable delivery date any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not materially misleading in light of the circumstances under which such statements were made.

         6.22. BROKERS' FEES.

         Except as set forth on Schedule 6.22, no Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the Administrative Agent's Fee Letter.

         6.23. LABOR MATTERS.

         Except as set forth on Schedule 6.23, there are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date. None of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty during the five years prior to the Closing Date except, with respect to any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

         6.24. NATURE OF BUSINESS.

         As of the Closing Date, the Borrower is principally engaged in the business of producing and marketing processed frozen vegetables and other food products.






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                                                                              82

         6.25. SENIORITY.

         The Credit Party Obligations constitute "Senior Debt" or "Guarantor Senior Debt" (however denominated), as applicable, under the 11 7/8% Senior Subordinated Indenture or, when executed, the Refinancing Senior Subordinated Indenture or any other Subordinated Debt Indenture. The Credit Party Obligations of the Borrower under clause (i) of the definition thereof constitute "Senior Debt" under the GLK Note.

                                  SECTION VII

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that until such time as the Credit Agreement has been terminated in accordance with the terms of Section 11.13:

         7.1. INFORMATION COVENANTS.

         The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent:

         (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 105 days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet of the Consolidated Parties as of the end of such fiscal year, together with related consolidated statements of income and cash flows for such fiscal year, in each case setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by PricewaterhouseCoopers LLP (or by any of Deloitte and Touche, Ernst and Young or KPMG Peat Marwick) or any other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern or any other material qualifications or exceptions.

         (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, and in any event within 45 days (105 days in the case of the last fiscal quarter) after the close of each fiscal quarter of each fiscal year of the Consolidated Parties, a consolidated balance sheet of the Consolidated Parties as of the end of such fiscal quarter, together with related consolidated statements of income and cash flows for such fiscal quarter, in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of certain footnotes.

         (c) OFFICER'S CERTIFICATE. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of Exhibit 7.1(c),
(i) providing a detailed calculation of Consolidated EBITDA (with a break-out of each of the components of the definition thereof set forth in Section 1.1) for the applicable fiscal period, (ii) demonstrating compliance with the financial covenants contained in Section 7.10 by calculation thereof as of the end of the applicable fiscal period and (iii) stating that no Default or Event of Default exists as of the end of the applicable fiscal period, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto.

         (d) ANNUAL BUSINESS PLAN AND BUDGETS. Within 45 days after the end of each fiscal year of the Borrower an annual business plan and budget of the Consolidated Parties containing, among other things, projected financial statements for the next fiscal year; provided that the first such plan shall not be required to be delivered until August 13, 2003 for the 2004 fiscal year starting June 29, 2003.

         (e) COMPLIANCE WITH CERTAIN PROVISIONS OF THE CREDIT AGREEMENT. Within 105 days after the end of each fiscal year of the Credit Parties, a certificate
(i) providing a detailed calculation of Excess Cash Flow (with a break-out of each of the components of the definition thereof set forth in Section 1.1) and
(ii) containing information regarding the amount of all Asset Dispositions, Debt Issuances and Equity Issuances that were made during the prior fiscal year.

         (f) ACCOUNTANT'S CERTIFICATE. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement as it relates to accounting matters and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default with respect to such accounting matters and, if any such Default or Event of Default exists, specifying the nature and extent thereof, provided that such accountants shall not incur any liability to the Lenders by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination.

         (g) REPORTS. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders generally or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the reasonable request of the Administrative Agent, all written reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

         (h) NOTICES. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of

Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which is reasonably likely to have a Material Adverse Effect, (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any Federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, where such liability or the violation of which could reasonably be expected to have a Material Adverse Effect or (C) the receipt by any Consolidated Party of notice from any regulatory agency or authority having jurisdiction in the matter regarding a material investigation of any of such Person under PACA.

         (i) ERISA. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly (and in any event within thirty Business Days) of any of the following which could reasonably be expected to have a Material Adverse Effect: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event;
(ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan as of the end of the applicable Plan year that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

         (j) ENVIRONMENTAL. Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe(s) has caused (or could cause) the representations and warranties set forth in Section 6.16 to be untrue, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the subject matter of such possible breach. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the Consolidated Parties hereby grant to the Administrative Agent and their representatives reasonable access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment requested by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

         (k) ADDITIONAL PATENTS AND TRADEMARKS. At the time of delivery of the financial statements and reports provided for in Section 7.1(a), a report signed by an Executive Officer of the Borrower setting forth (i) a list of registration numbers for all federally registered Intellectual Property awarded to any Credit Party since the last day of the immediately preceding fiscal year and (ii) a list of all applications for federal registration of the Intellectual Property submitted by any Credit Party to the U.S. Patent and Trademark Office or the U.S. Copyright Office since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

         (l) OTHER INFORMATION. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of any Consolidated Party as the Administrative Agent or the Required Lenders may reasonably request.

         7.2. PRESERVATION OF EXISTENCE AND FRANCHISES.

         Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         7.3. BOOKS AND RECORDS.

         Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         7.4. COMPLIANCE WITH LAW.

         Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions (including PACA, the Food Security Act, the FFDCA, all other applicable federal and state laws governing the production of food, and all applicable regulations and administrative interpretations promulgated under any such laws) imposed by all Governmental Authorities, applicable to it and its Property to the extent that noncompliance with any such law, rule, regulation, order or restriction could reasonably be expected to have a Material Adverse Effect.

         7.5. PAYMENT OF TAXES AND OTHER CLAIMS.

         Each Credit Party will, and will cause each of its Subsidiaries to, pay and discharge (a) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent and (b) all material lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties (other than a Permitted
Lien); provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy or claim which (i) is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

         7.6. INSURANCE.

         (a) Each Credit Party will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with customary industry practice. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be amended or cancelled. The insurance coverage of the Consolidated Parties as of the Closing Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.

         (b) In the event that the Consolidated Parties receive Net Cash Proceeds from property damage or casualty insurance in excess of $1,000,000 in aggregate amount during any fiscal year of the Consolidated Parties ("EXCESS PROCEEDS") on account of Involuntary Dispositions, the Credit Parties shall, within the period of 540 days following the date of receipt of such Excess Proceeds, either (i) prepay the Loans (and cash collateralize the LOC Obligations) in accordance with the terms of Section 3.3(b)(iii)(B) or (ii) apply (or cause to be applied) an amount equal to such Excess Proceeds to make Eligible Reinvestments (including but not limited to the repair or replacement of the related Property); provided, however, that such Consolidated Party need not repair or replace the Property of such Consolidated Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement (i) is desirable to the proper conduct of the business of such Consolidated Party and otherwise in the best interest of such Consolidated Party; and (ii) would not materially impair the rights and benefits of the Administrative Agent or the Lenders under the Collateral Documents or any other Credit Document. Notwithstanding the foregoing, no Consolidated Party shall undertake replacement or restoration of any such Property having a net book value in excess of $10,000,000 unless, after giving pro forma effect to any Funded Indebtedness to be incurred in connection with such replacement or restoration, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.10(a) and Section 7.10(b) as of the most recent fiscal quarter end preceding the date of determination with respect to which the Administrative Agent has received the Required Financial Information (assuming, for purposes hereof, that such Funded Indebtedness was incurred as of the first day of the four fiscal-quarter period ending as of such fiscal quarter end). All property damage or casualty insurance proceeds shall be subject to the security interest of the Administrative Agent (for the ratable benefit of the Lenders) under the Collateral Documents. Pending final application of any Excess Proceeds, the Credit Parties may apply such Excess Proceeds to temporarily reduce the Revolving Loans or to make Permitted Investments.

         7.7. MAINTENANCE OF PROPERTY.

         Each Credit Party will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and Involuntary Disposition excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may reasonably be needed or proper, to the extent and in the manner customary for companies in similar businesses and to the extent necessary in the reasonable business judgment of such Person.

         7.8. USE OF PROCEEDS.

         The Borrower will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

         7.9. AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records to the extent allowed by applicable law and regulation, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person; provided, however, that, unless an Event of Default shall exist, the Administrative Agent shall not exercise its rights under this sentence more often than two times during any calendar year and only one such time shall be at the Credit Parties' expense. Notwithstanding the foregoing, no material protected by an attorney-client privilege shall be required to be disclosed pursuant to this Section 7.9; provided, however, that, in the event that any Credit Party claims that any materials requested for review, investigation or discussion by the Administrative Agent or any of its representatives pursuant to this Section 7.9 is protected by an attorney-client privilege, then such Credit Party shall (i) provide the Administrative Agent with a reasonably acceptable basis for the assertion of the privilege, (ii) remove or redact only those portions of the related materials deemed to be privileged and (iii) in good faith cooperate with the Administrative Agent to determine a method by which the information which the Administrative Agent deems necessary to review, investigate or discuss may be obtained by the Administrative Agent in an alternative manner which will not jeopardize any attorney-client privilege.

         7.10. FINANCIAL COVENANTS.

         (a) CONSOLIDATED LEVERAGE RATIO. The Consolidated Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties set forth below, shall be less than or equal to:



                 Period            Consolidated Leverage Ratio
                 ------            ---------------------------
                   9/30/02                 5.25 to 1.00
                  12/31/02                 5.25 to 1.00
                   3/31/03                 5.25 to 1.00
                   6/30/03                 5.25 to 1.00
                   -------                 ------------
                   9/30/03                 5.25 to 1.00
                  12/31/03                 5.25 to 1.00
                   3/31/04                 5.00 to 1.00
                   6/30/04                 5.00 to 1.00
                   -------                 ------------
                   9/30/04                 5.00 to 1.00
                  12/31/04                 5.00 to 1.00
                   3/31/05                 4.75 to 1.00
                   6/30/05                 4.75 to 1.00
                   -------                 ------------
                   9/30/05                 4.50 to 1.00
                  12/31/05                 4.50 to 1.00
                   3/31/06                 4.25 to 1.00
                   6/30/06                 4.25 to 1.00
                   -------                 ------------
                   9/30/06                 4.00 to 1.00
                  12/31/06                 4.00 to 1.00
                   3/31/07                 3.75 to 1.00
                   6/30/07                 3.75 to 1.00
                   -------                 ------------
                   9/30/07                 3.50 to 1.00
                  12/31/07                 3.50 to 1.00
                   3/31/08                 3.50 to 1.00
                   6/30/08                 3.50 to 1.00
                   -------                 ------------

         (b) CONSOLIDATED SENIOR LEVERAGE RATIO. The Consolidated Senior Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties set forth below, shall be less than or equal to:



                                      Consolidated Senior
                 Period                 Leverage Ratio
                 ------                 --------------
                   9/30/02               3.50 to 1.00
                  12/31/02               3.50 to 1.00
                   3/31/03               3.50 to 1.00
                   6/30/03               3.50 to 1.00
                   -------               ------------
                   9/30/03               3.50 to 1.00
                  12/31/03               3.50 to 1.00
                   3/31/04               3.25 to 1.00
                   6/30/04               3.25 to 1.00
                   -------               ------------
                   9/30/04               3.25 to 1.00
                  12/31/04               3.25 to 1.00
                   3/31/05               3.00 to 1.00
                   6/30/05               3.00 to 1.00
                   -------               ------------


                                      Consolidated Senior
                 Period                 Leverage Ratio
                 ------                 --------------
                   9/30/05               2.75 to 1.00
                  12/31/05               2.75 to 1.00
                   3/31/06               2.50 to 1.00
                   6/30/06               2.50 to 1.00
                   -------               ------------
                   9/30/06               2.25 to 1.00
                  12/31/06               2.25 to 1.00
                   3/31/07               2.00 to 1.00
                   6/30/07               2.00 to 1.00
                   -------               ------------
                   9/30/07               1.75 to 1.00
                  12/31/07               1.75 to 1.00
                   3/31/08               1.75 to 1.00
                   6/30/08               1.75 to 1.00
                   -------               ------------

         (c) INTEREST COVERAGE RATIO. The Interest Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties set forth below, shall be greater than or equal to:


                 Period              Interest Coverage Ratio
                 ------              -----------------------
                   9/30/02                2.00 to 1.00
                  12/31/02                2.00 to 1.00
                   3/31/03                2.00 to 1.00
                   6/30/03                2.00 to 1.00
                   -------                ------------
                   9/30/03                2.00 to 1.00
                  12/31/03                2.00 to 1.00
                   3/31/04                2.10 to 1.00
                   6/30/04                2.10 to 1.00
                   -------                ------------
                   9/30/04                2.10 to 1.00
                  12/31/04                2.10 to 1.00
                   3/31/05                2.15 to 1.00
                   6/30/05                2.15 to 1.00
                   -------                ------------
                   9/30/05                2.20 to 1.00
                  12/31/05                2.20 to 1.00
                   3/31/06                2.25 to 1.00
                   6/30/06                2.25 to 1.00
                   -------                ------------
                   9/30/06                2.30 to 1.00
                  12/31/06                2.30 to 1.00
                   3/31/07                2.35 to 1.00
                   6/30/07                2.35 to 1.00
                   -------                ------------
                   9/30/07                2.50 to 1.00
                  12/31/07                2.50 to 1.00
                   3/31/08                2.50 to 1.00
                   6/30/08                2.50 to 1.00
                   -------                ------------

         7.11. ADDITIONAL GUARANTORS.

         As soon as practicable and in any event within 30 days after (a) any Person becomes a direct or indirect Material Domestic Subsidiary of the Parent or (b) any direct or indirect Subsidiary of the Parent guarantees the Borrower's obligations under any Junior Financing Documentation, the Credit Parties shall
(i) provide the Administrative Agent with written notice thereof and shall cause such Person to execute a Joinder Agreement in substantially the same form as
Exhibit 7.11, (ii) deliver such other documentation as the

Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, customary favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the Joinder Agreement) and other items of the types required to be delivered pursuant to Section 5.1(b), all in form, content and scope reasonably satisfactory to the Administrative Agent and (iii) otherwise comply with Section 7.12 in respect of such Person.

         7.12. PLEDGED ASSETS.

         Each Credit Party will (i) cause all of its owned real and personal Property and shall use commercially reasonable efforts to cause all of its leased real and personal Property, in each case, other than Excluded Property to be subject at all times to first priority, perfected and, in the case of real Property (whether leased or owned), title insured Liens in favor of the Administrative Agent to secure the Credit Party Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such Property acquired subsequent to the Closing Date, such other additional security documents as the Administrative Agent shall reasonably request, subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, customary favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 5.1(d) and (e), all in form, content and scope reasonably satisfactory to the Administrative Agent. Without limiting the generality of the above, the Credit Parties will cause

               (A) 100% of the issued and outstanding Capital Stock of the Borrower;

               (B) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary owned by the Credit Parties; and

               (C) 65% (or such greater percentage that, due to a change in an applicable Requirement of Law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such Material Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Material Foreign Subsidiary's United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) owned by the Credit Parties in each Material Foreign Subsidiary;

to be delivered to the Administrative Agent (together with undated stock powers signed in blank (unless, with respect to a Material Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form reasonably acceptable to the Administrative Agent.

         Notwithstanding the foregoing, the Credit Parties shall not be required to grant mortgages on (i) real property located in the State of New York owned by the Credit Parties unless requested by the Administrative Agent or the Required Lenders or (ii) the property located at 73309 M-40 Highway, Lawton Michigan until all existing mortgages thereon have been released.

         7.13. INTEREST RATE PROTECTION.

         The Credit Parties shall cause the Borrower to maintain protection against fluctuations in interest rates until the second anniversary date of the Closing Date pursuant to one or more interest rate protection agreements reasonably satisfactory to the Administrative Agent and providing coverage in a notional amount, together with the amount of Funded Indebtedness of the Consolidated Parties on a consolidated basis that is bearing interest at a fixed rate, at least equal to 40% of the aggregate amount of all Funded Indebtedness of the Consolidated Parties on a consolidated basis on the Closing Date other than Revolving Loans (it being agreed that the existing interest rate protection agreements currently in place satisfy this covenant to the extent they remain outstanding).

         7.14. FURTHER ASSURANCES.

         To the extent not delivered on the Closing Date, the Borrower shall deliver to the Administrative Agent within 90 days after the Closing Date such documents, instruments and other items of the types required to be delivered pursuant to Section 5.1(e) with respect to the Real Property identified as item [ ] on subpart (1) of Schedule 6.20(a).

                                  SECTION VIII

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that until such time as the Credit Agreement has been terminated in accordance with the terms of Section 11.13:

         8.1. INDEBTEDNESS.

         The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

         (b) Indebtedness of the Borrower and its Subsidiaries set forth in
Schedule 8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

         (c) purchase money Indebtedness (including obligations in respect of Capital Leases, Synthetic Leases and mortgage, industrial revenue bond, industrial development bond and similar financings) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase, repair or improvement of capital assets and real property or assumed or acquired by any of the Consolidated Parties in connection with a Permitted Investment, provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $20,000,000 at any one time outstanding; (ii) unless non-recourse to the Consolidated Parties, such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

         (d) obligations of any Consolidated Party in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity pricing risks and not for speculative purposes;

         (e) Guaranty Obligations and intercompany Indebtedness permitted under
Section 8.6 and Section 8.7;

         (f) Indebtedness consisting of (i) the 11 7/8% Senior Subordinated Notes and (ii) any refinancing thereof with subordinated notes (the "Senior Subordinated Refinancing Notes") issued by the Borrower; provided that (A) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.10(a) and (b), (B) the subordination provisions of any such Senior Subordinated Refinancing Notes are at least as favorable to the Lenders as those contained in the 11 7/8% Senior Subordinated Notes and the covenants in the Senior Subordinated Refinancing Indenture permit the Credit Facilities and guarantees and collateral security therefor and (C) the amount thereof (including any accumulated, pay-in-kind or capitalized interest), together with all Qualified Preferred Stock and Subordinated Debt outstanding pursuant to paragraph (o) below, does not exceed $275,000,000;

         (g) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding for all such Persons taken together not exceeding the greater of (i) the Foreign Borrowing Base as of the date of such incurrence or (ii) $20,000,000;

         (h) Indebtedness representing deferred compensation to directors, former directors, employees or former employees of the Consolidated Parties;

         (i) Unsecured Indebtedness consisting of promissory notes issued by the Parent or the Borrower to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of the Parent or Holdings LLC, provided that the aggregate principal amount of such Indebtedness incurred in any fiscal year shall not exceed $2,000,000;










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         (j) Indebtedness evidenced by the Subordinated Notes issued under (i)
the 12 1/4% Senior Subordinated Indenture in an aggregate principal amount less than $25,000 at any one time outstanding and (ii) Indebtedness evidenced by the GLK Note;

         (k) Indebtedness incurred by any Consolidated Party in connection with Permitted Acquisitions or Permitted Asset Dispositions under agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of such Credit Party pursuant to such agreements;

         (l) Indebtedness consisting of obligations of any Consolidated Party under incentive, non-compete, consulting, deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions;

         (m) Indebtedness incurred in connection with the financing of insurance premiums;

         (n) Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

         (o) Qualified Preferred Stock and/or Subordinated Debt in an aggregate liquidation preference (including any accretion or accumulated or pay-in-kind dividends thereon) and/or principal amount not to exceed (i) $275,000,000 less
(ii) the outstanding principal amount of all Subordinated Debt outstanding under clause (f) above (including any accumulated, pay-in-kind or capitalized interest thereon);

         (p) Qualified Preferred Stock and/or Subordinated Debt so long as the Net Cash Proceeds thereof are concurrently applied to the prepayment of the Loans in accordance with Sections 3.3(b)(iv) and (v);

         (q) to the extent constituting Indebtedness, obligations incurred in respect of Liens permitted under Section 8.2(e); and

         (r) other Indebtedness in the aggregate principal amount for all Consolidated Parties not to exceed $20,000,000 at any time outstanding.

         8.2. LIENS.

         The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, whether now owned or hereafter acquired, except for:

         (a) Liens in favor of the Administrative Agent to secure the Credit Party Obligations;

         (b) Liens existing as of the Closing Date and set forth on Schedule 8.2; provided that no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date;









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         (c) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet delinquent or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof) or not otherwise required to be paid under Section 7.5;

         (d) statutory and contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens (i) secure only amounts not overdue by more than 30 days or (ii) if more than 30 days overdue, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof) or not otherwise required to be paid under Section 7.5;

         (e) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any Consolidated Party in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance, surety, appeal and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (f) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that either (i) the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay or (ii) the judgments secured thereby do not constitute an Event of Default under Section 9.1(h);

         (g) easements, rights-of-way, covenants, restrictions (including zoning and building code restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

         (h) Liens on Property of any Person securing purchase money Indebtedness (including obligations in respect of Capital Leases, Synthetic Leases and mortgage, industrial revenue bond, industrial development bond and similar financings) of such Person permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition, repair, replacement or improvement (as applicable) thereof;

         (i) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of any Consolidated Party;

         (j) any interest or title of a lessor, licensor, sublessor or sublicensor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or








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agreements in foreign jurisdictions) relating to, leases or licenses not prohibited by this Credit Agreement;

         (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.6;

         (m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

         (n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

         (o) Liens arising from operation of the statutory trust under PACA or similar laws, provided that such Liens do not secure past due account payable balances exceeding $10,000,000 in the aggregate at any one time outstanding, unless, in respect of any such account payables, (i) appropriate legal or administrative action has been commenced and is being diligently pursued or defended by the applicable Consolidated Party and (ii) the ability of the applicable vendor to enforce any such Lien provided under PACA or similar laws has been stayed or otherwise legally prohibited during the pendency of such action;

         (p) Liens on "farm products" (as defined in the Food Security Act) to the extent, in the case of any such Lien, that such Lien (i) was created by the Person (but not a Consolidated Party) which sold such Property to the applicable Consolidated Party and (ii) follows the Property by reason of the provisions of the Food Security Act notwithstanding the transfer of title to such Property to such Consolidated Party;

         (q) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

         (r) Liens on Property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary to the extent permitted under Section 8.1(g);

         (s) Liens in favor of sellers of Property attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition;

         (t) Liens arising from precautionary UCC financing statements regarding consignments;

         (u) Liens on insurance policies and the proceeds thereof to the extent securing the financing of the premium payment with respect thereto and to the extent such payment is not delinquent;








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                                                                              96


         (v) Liens encumbering customary initial deposits and margin deposits, and similar Liens and margin deposits, and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;

         (w) Liens in favor of financial institutions securing reimbursement obligations in respect of documentary letters of credit or bankers' acceptances; provided that such Liens attach only to the goods covered thereby and the proceeds thereof;

         (x) any interest of title of a purchaser under, and Liens arising from UCC financing statements relating to, any sale of accounts receivable in connection with the compromise thereof;

         (y) Liens consisting of an agreement to sell, transfer or dispose of Property pursuant to a Permitted Asset Disposition; and

         (z) other Liens not described above, provided that such Liens do not secure obligations in excess of $20,000,000 at any one time outstanding.

         8.3. NATURE OF BUSINESS.

         The Credit Parties will not permit any Consolidated Party to substantively alter the character or conduct of the business conducted by such Person as of the Closing Date, except for reasonable extensions thereof and businesses ancillary or complementary thereto.

         8.4. CONSOLIDATION, MERGER, DISSOLUTION, ETC.

         Except in connection with a Permitted Asset Disposition, the Credit Parties will not permit any Consolidated Party to enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4 but subject to the terms of Sections 7.11 and 7.12, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower shall be the continuing or surviving corporation, (b) subject to the preceding clause (a), any Credit Party (other than the Parent or the Borrower) may merge or consolidate with any other Credit Party (other than the Parent or the Borrower), (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party other than the Parent provided that such Credit Party shall be the continuing or surviving corporation, (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party, (e) any Subsidiary of the Borrower may merge with any Person that is not a Credit Party in connection with an Asset Disposition permitted under
Section 8.5, (f) the Borrower or any Subsidiary of the Borrower may merge with any Person other than a Consolidated Party in connection with an Acquisition permitted hereunder provided that, if such transaction involves the Borrower, the Borrower shall be the continuing or surviving corporation and (g) any Subsidiary of the Borrower may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect; provided further that notwithstanding anything to the contrary in this Section 8.4, the Borrower may enter into a transaction or series of transactions of merger solely for the purpose of changing its state of incorporation from the State of New York to the State of Delaware; provided that the surviving








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entity of such transaction or series of related transactions shall enter into an instrument of assumption in form and substance reasonably satisfactory to the Administrative Agent pursuant to which it shall have assumed the obligations of the Borrower under the Credit Documents and shall have provided such legal opinions and other documentation as the Administrative Agent may reasonably request in connection therewith.

         8.5. ASSET DISPOSITIONS.

         The Credit Parties will not permit any Consolidated Party to make any Asset Disposition other than an Excluded Asset Disposition unless (a) at least 75% of the consideration paid in connection therewith (excluding the assumption by the purchaser of liabilities associated with such disposed Property) is cash or Cash Equivalents (except as provided in clause (d) below) and shall be in an amount not less than the fair market value of the Property disposed of, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 8.13, (c) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.5, (d) (1) if the consideration for such Asset Disposition is 100% cash (excluding the assumption by the purchaser of liabilities associated with such Property) the aggregate assets sold or otherwise disposed of by the Consolidated Parties in all such transactions after the Closing Date shall have contributed in the aggregate no more than an amount equal to the EBITDA Disposition Limit of Consolidated EBITDA for the respective twelve-month periods prior to the date on which such assets were disposed of, with contribution to Consolidated EBITDA being separately calculated for each such Asset Disposition or series of related Asset Dispositions for the respective twelve-month period preceding each such Asset Disposition or series of Asset Dispositions, and (2) if the consideration for such Asset Disposition is not 100% cash, as aforesaid, the aggregate net book value of the asset sold or otherwise disposed of by the Consolidated Parties shall not exceed $70,000,000 (and of such amount assets having a net book value of up to $20,000,000 may be sold or otherwise disposed of for consideration consisting of less than 75% cash and Cash Equivalents), (e) if the net book value of the Property subject to such Asset Disposition exceeds $5,000,000, the Borrower shall have delivered to the Administrative Agent (i) a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.10(a) and (b) and (ii) a certificate of an Executive Officer of the Borrower specifying the anticipated date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and a reasonable estimate of the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, (f) the Credit Parties shall apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to (i) make Eligible Reinvestments or (ii) prepay the Loans (and cash collateralize LOC Obligations) in accordance with the terms of Section 3.3(b)(iii)(A) and (g) such Asset Disposition is not prohibited by any Junior Financing Documentation. Pending final application of the Net Cash Proceeds of any Asset Disposition, the Consolidated Parties may apply such Net Cash Proceeds to temporarily reduce the Revolving Loans or to make Investments in Cash Equivalents.

         Upon a sale of assets or the sale of Capital Stock of a Consolidated Party permitted by this Section 8.5, such Collateral automatically shall be released from the Liens








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created by the Credit Documents and the Administrative Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Administrative Agent's security interest, if any, in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and, provided that such Consolidated Party is released from all of its obligations, if any, under any Junior Financing Documentation, the release of such Consolidated Party from all of its obligations, if any, under the Credit Documents.

         8.6. INVESTMENTS.

         The Credit Parties will not permit any Consolidated Party to make any Investments, except for:

         (a) Investments consisting of cash and Cash Equivalents;

         (b) Investments consisting of accounts receivable created, acquired or made by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

         (c) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party (i) in settlement of accounts receivable (created in the ordinary course of business) from bankrupt or insolvent obligors or disputes with customers and (ii) as partial consideration for a Permitted Asset Disposition;

         (d) Investments existing as of the Closing Date and set forth in
Schedule 8.6;

         (e) Investments consisting of advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $3,500,000 in the aggregate at any one time outstanding;

         (f) Investments in any Credit Party (other than the Parent) and Investments by Consolidated Parties which are not Credit Parties in other Consolidated Parties;

         (g) to the extent not required at such time to prepay the Loans pursuant to Section 3.3(b), any Eligible Reinvestment of the Net Cash Proceeds of (i) any Involuntary Disposition as contemplated by Section 7.6(b), (ii) any Asset Disposition as contemplated by Section 8.5(f) or (iii) any Equity Issuance;

         (h) Investments consisting of an Acquisition by the Borrower or any Subsidiary of the Borrower, provided that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (and any reasonable extensions or expansions thereof or businesses ancillary or complementary thereto), (ii) the Administrative Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition required to be delivered by the terms of Section 7.11 and/or Section 7.12, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved







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such Acquisition, (iv) the Borrower shall have delivered to the Administrative
Agent (A) a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.10(a) and (b) and
(B) a certificate of an Executive Officer of the Borrower (1) demonstrating that, upon giving effect to such Acquisition, at least 90% of Consolidated EBITDA for the most recently ended fiscal year period for each of the Consolidated Parties and the acquired Person or Property preceding the date of such Acquisition with respect to which the Administrative Agent shall have received the Required Financial Information has been audited in accordance with GAAP, in the case of the Consolidated Parties, as required by Section 7.1(a) and, in the case of the acquired Person or Property, by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent (whose opinion shall not be limited as to the scope or qualified as to going concern status or any other material qualifications or exceptions) and (2) to the extent that audited financial information for the acquired Person or Property is required under the terms of the foregoing clause
(1), certifying that the quarterly financial statements with respect to the Person or Property acquired for each fiscal quarter period ending after the date of the last audit and immediately prior to the date of such Acquisition have been prepared in accordance with GAAP (subject to audit adjustments and the absence of footnotes) and reviewed by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, (v) the representations and warranties made by the Credit Parties in
Section 6 shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date,
(vi) if such transaction involves the purchase of an interest in a partnership between the Borrower as a general partner and entities unaffiliated with the Borrower as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower newly formed for the sole purpose of effecting such transaction, (vii) after giving effect to such Acquisition, (A) the Revolving Committed Amount minus the monthly average amount of the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans for the twelve-month period (or shorter period beginning with the Closing Date) ended as of such date shall be at least $25,000,000 and (B) the pro forma Consolidated Leverage Ratio (including any adjustments for cost savings as a result of such Acquisition but only to the extent such adjustments would be permitted in accordance with Regulation S-X) shall be less than or equal to a ratio equal to the lesser of (1) the Consolidated Leverage Ratio at such time before giving effect to such Acquisition and (2) 4.75 to 1:0 and (viii) the aggregate consideration (including cash and non-cash consideration and any assumption of Indebtedness, but excluding consideration consisting of (A) any Capital Stock of the Parent issued to the seller of the Capital Stock or Property acquired in such Acquisition, (B) consideration consisting of the Net Cash Proceeds of the issuance of Subordinated Debt, (C) to the extent not required at such time to prepay the Loans pursuant to Section 3.3(b), consideration consisting of the Net Cash Proceeds of Indebtedness incurred pursuant to Section 8.1(other than Section 8.1(a)) and (D) to the extent not required at such time to prepay the Loans pursuant to Section 3.3(b), consideration consisting of the Net Cash Proceeds of any Equity Issuance by the Parent consummated subsequent to the Closing Date and the Net Cash Proceeds of any Asset Disposition (other than an Asset Dispositions of the type described in clauses (i), (viii) and (ix) of the definition of "Excluded Asset Disposition") or Involuntary Disposition consummated subsequent to the Closing Date)







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paid by the Consolidated Parties for all such Acquisitions occurring after the
Closing Date shall not exceed $100,000,000 (it being understood that (i) the acquisition by the Borrower of all or any portion of the Capital Stock of GLK not currently owned by the Borrower shall be permitted if the Borrower complies with clauses (ii) through (v) and (vii) hereof as if such acquisition(s) were an Acquisition hereunder and (ii) the consideration paid by the Borrower for such Capital Stock shall not reduce the amount of Acquisitions permitted by this paragraph;

         (i) Investments consisting of endorsements for collection or deposit in the ordinary course of business;

         (j) to the extent constituting Investments, (i) Guaranty Obligations permitted by Section 8.1(e), (ii) Permitted Liens and (iii) transactions permitted by Section 8.4;

         (k) Investments consisting of customary trade arrangements with customers in the ordinary course of business and consistent with past practices;

         (l) Investments by the Parent consisting of obligations of directors and/or employees of any Consolidated Party in connection with such Person's purchase of Capital Stock in the Parent or Holdings LLC;

         (m) Investments made with the portion of Excess Cash Flow not required to prepay the Loans in accordance with Section 3.3(b)(ii);

         (n) to the extent constituting Investments, the licensing or contribution of Intellectual Property pursuant to joint marketing arrangements with Persons other than Consolidated Parties;

         (o) Investments consisting of advances or loans (i) to the Parent in lieu of, and not exceeding the aggregate amount of, Restricted Payments to the Parent permitted under Section 8.7 and (ii) to Holdings LLC in lieu of, and not exceeding the aggregate amount of, Restricted Payments to Holdings LLC permitted under Section 8.7(j);

         (p) other Investments not listed above (including, without limitation, Investments in Foreign Subsidiaries and Joint Ventures) in an aggregate net amount not to exceed $80,000,000 at any one time; provided, however, that, to the extent that any such Investment (or series of related Investments) made pursuant to this clause (p) consists of the contribution(s) or other transfer(s) of Property (other than cash) having an aggregate net book value in excess of $5,000,000 to a Joint Venture for consideration less than the fair market value of such Property, then the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such Investment(s), the Credit Parties would be in compliance with the financial covenants set forth in Section 7.10(a) and (b);

         (q) to the extent constituting Investments, the transactions permitted by clauses (j) and (k) of Section 8.9; and

         (r) Investments consisting of advances or loans to GLK in an amount not to exceed an aggregate principal amount of $12,500,000 outstanding at any time.








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         8.7. RESTRICTED PAYMENTS. The Credit Parties will not permit any
Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) Restricted Payments by any Consolidated Party which is not a Credit Party to any other Consolidated Party,
(b) to the extent constituting Restricted Payments, transactions permitted by
Section 8.1(f), (h), (i), (j), (l), (o), (p) or (r), Section 8.4, Section 8.8 or
Section 8.9, (c) Restricted Payments by any Consolidated Parties to the Parent for its proportionate share of the tax liability of the affiliated group of corporations that file consolidated federal income tax returns (or that file state or local income tax returns on a consolidated basis), (d) Restricted Payments made on the Closing Date to consummate the Transaction pursuant to the Unit Purchase Agreement and thereafter to satisfy required payments under
Section 6.27 of the Unit Purchase Agreement, (e) scheduled payments of Subordinated Debt or Qualified Preferred Stock not in violation of the subordination provisions contained in the applicable Junior Financing Documentation, (f) Restricted Payments by any Consolidated Party to the Parent not to exceed an amount necessary to permit the Parent to pay its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or in connection with reporting or other obligations under this Credit Agreement and the Credit Documents, (g) Restricted Payments made to repurchase and redeem all or any portion of (i) the 12 1/4% Senior Subordinated Notes and/or (ii) the GLK Note (or accreted amount plus accrued interest); provided that, in the case of this clause (ii), after giving effect thereto, the Consolidated Leverage Ratio determined on a Pro Forma Basis as demonstrated by a Pro Forma Compliance Certificate delivered by the Borrower to the Administrative Agent is no greater than the maximum ratio permitted by Section 7.10(a) at such time, (h) Restricted Payments by any Consolidated Party to the Parent not to exceed an amount necessary to permit the Parent to pay its interim expenses incurred in connection with any public offering of equity securities the net proceeds of which are specifically intended to be received by or contributed or loaned to the Borrower, which, unless such offering shall have been terminated by the board of directors of the Parent, shall be repaid to the Borrower promptly out of the proceeds of such offering, (i) Restricted Payments by any Consolidated Party to the Parent to pay for corporate, administrative and operating expenses (including, without limitation, insurance of the Parent) in the ordinary course of business and in an amount not to exceed the amount necessary for the Parent to make scheduled payments of Subordinated Debt and Qualified Preferred Stock issued by it to the extent permitted by clause (e) above, (j) Restricted Payments by any Consolidated Party to Holdings LLC to pay for (1) corporate, administrative and operating expenses, in the ordinary course of business relating to the Consolidated Parties, in an amount not to exceed $1,000,000 per fiscal year and (2) directors' and officers' insurance for the Consolidated Parties, (k) repurchases by the Parent of its Capital Stock (and Restricted Payments by the Borrower and/or the Parent) to the extent necessary to enable the Parent to repurchase Capital Stock (or to make payments on any promissory note issued to repurchase such Capital Stock) from a former or current employee or director (and/or such employee's or director's estate, spouse and/or former spouse) of the Parent or any of its Subsidiaries in connection with the termination of such employee's employment or resignation from the Board of Directors; provided that such Restricted Payments shall not exceed $2,000,000 in cash during any fiscal year plus (1) the unused amount available pursuant to this clause (k) for such Restricted Payments from any previous year and (2) the proceeds of any key-man life insurance maintained by and received by the Parent or any of its Subsidiaries, (l) repurchase of Capital Stock of the Parent deemed to occur upon the non-cash exercise of stock options and warrants, (m) Restricted







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Payments made with the Net Cash Proceeds of Equity Issuances of the Parent which are not required to be applied to the prepayment of the Loans pursuant to
Section 3.3(b)(v), including, without limitation, to repurchase or redeem the 11 7/8% Senior Subordinated Notes, (n) refinancings of the Subordinated Debt permitted by Section 8.1 and Section 8.8 and (o) to the extent constituting Restricted Payments, the loans and payments permitted by clauses (i), (j) and
(k) of Section 8.9.

         8.8. OTHER INDEBTEDNESS.

         The Credit Parties will not permit any Consolidated Party to (a) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, after the issuance thereof, amend or modify any of the terms of any Indebtedness of such Consolidated Party if such amendment or modification would add or change any terms in a manner adverse to such Consolidated Party, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto, or make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness of such Consolidated Party, other than in connection with the refinancing, repayment or retirement of any such Indebtedness with Capital Stock or the Net Cash Proceeds from an Equity Issuance which are not required to prepay the Loans pursuant to Section 3.3(b)(v), (b) after the issuance thereof, amend or modify any of the terms of any Junior Financing Documentation if such amendment or modification would (i) change the subordination provisions in a manner less favorable to the Lenders than the Subordinated Debt Indenture for the 11 7/8% Senior Subordinated Notes, (ii) shorten the final maturity or average life to maturity thereof or require any payment to be made sooner than originally scheduled or (iii) not permit the Credit Facilities or guarantees or collateral security therefor, (c) make interest payments in respect of any Subordinated Debt or Qualified Preferred Stock in violation of the subordination provisions of the applicable Junior Financing Documentation or (d) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Debt except, (i) subject to the terms of clause (a) above, for the exchange of the Subordinated Notes for notes with identical terms registered pursuant to the registration rights agreement set forth in the applicable Subordinated Debt Indenture, (ii) the refinancing, repayment or retirement of any Subordinated Debt with Capital Stock or the Net Cash Proceeds from Equity Issuances which are not required to prepay the Loans pursuant to Section 3.3(b)(v) and (iii) as permitted by Section 8.1(f) and clause (g) of Section 8.7. Notwithstanding the foregoing, the Credit Parties may refinance Subordinated Debt to the extent permitted by Sections 8.1(f), (o) and
(p) with other Subordinated Debt or Qualified Preferred Stock, as permitted, and
(r) and Sections 8.7(g), (m) and (n) and may repay or repurchase the GLK Note as permitted by Section 8.7(g).

         8.9. TRANSACTIONS WITH AFFILIATES.








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         The Credit Parties will not permit any Consolidated Party to enter into or permit to exist any transaction or series of transactions with any officer, director, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party other than the Parent, (b) transfers of cash and assets to any Credit Party other than the Parent, (c) transactions expressly permitted by Section 8.1, Section 8.4, Section 8.5, Section 8.6 or Section 8.7,
(d) normal compensation, indemnification and reimbursement of expenses of officers, employees and directors, (e) the payment of fees and expenses in connection with the Transaction as contemplated by the Unit Purchase Agreement, the Credit Documents and the Subordinated Debt, (f) the payment of fees and reimbursement of expenses to the Equity Investors and any indemnities in connection with the Transaction, (g) the transactions set forth on Schedule 8.9,
(h) Equity Issuances to Affiliates, (i) (A) the payment by the Borrower of up to $10,000,000 per fiscal year (not to exceed $50,000,000 in the aggregate) plus any interest thereon for prior payments not made when scheduled to Pro-Fac to the extent required by the Purchase Related Agreements (the "PRO-FAC PAYMENT"), provided that, after giving effect thereto, no Default or Event of Default then exists and (B) a payment to Pro-Fac of up to $2,500,000 in the first year following the Closing Date related to tax payments for fiscal 2002 (the "PRO-FAC TAX PAYMENT"), (j) loans by the Borrower to Pro-Fac of up to $1,000,000 per fiscal year (not to exceed $5,000,000 in the aggregate); provided that, after giving effect thereto, no Default or Event of Default then exists, (k) loans by the Borrower to GLK expressly permitted by Section 8.6(r), and (l) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         8.10. FISCAL YEAR; ORGANIZATIONAL DOCUMENTS AND OTHERS.

         The Credit Parties will not permit any Consolidated Party to (a) amend, modify or change (i) its articles of incorporation (or other similar organizational document) or bylaws (or other similar documents) other than to effect a change in jurisdiction of organization in accordance with Section 8.4; provide that the Parent or the Borrower may amend its articles of incorporation (or other similar organizational documents) in order to create and issue Qualified Preferred Stock permitted pursuant to Section 8.1, (ii) the Unit Purchase Agreement or (iii) the Purchase Related Agreements, in any case under clauses (i) through (iii) in a manner materially adverse to the rights of the Lenders or (b) change its fiscal year, provided that the Borrower may change its fiscal year with the prior written approval of the Administrative Agent, which consent shall not to be unreasonably withheld.

         8.11. LIMITATION ON RESTRICTED ACTIONS.

         The Credit Parties will not permit any Consolidated Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its Property (other than Capital Stock in Joint Ventures) to any Credit Party, or (e) act as a Credit Party and









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pledge its Property (other than Capital Stock in Joint Ventures) pursuant to and in accordance with the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) the Subordinated Debt Indentures and Subordinated Notes, as in effect as of the Closing Date, (iii) applicable law or regulation,
(iv) any document or instrument governing Indebtedness permitted under Section 8.1, provided that the encumbrances and restrictions relating to any Consolidated Party in such document or instrument are no more restrictive than the corresponding encumbrances and restrictions contained in the Credit Documents, (v) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (vii) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.5 pending the consummation of such sale,
(viii) customary non-assignment provisions in contracts or (ix) agreements entered into by Foreign Subsidiaries.

         8.12. OWNERSHIP OF SUBSIDIARIES.

         Notwithstanding any other provisions of this Credit Agreement to the contrary, the Credit Parties will not (i) permit the Credit Parties (other than the Parent which shall be required to own 100% of the Borrower) to own directly less than 90% of the Voting Stock of any of the Domestic Subsidiaries except as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, (ii) permit the Credit Parties to own directly or indirectly less than 90% of the Voting Stock of any of the Foreign Subsidiaries except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or
(B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, (iii) except as permitted by Section 8.6, permit any Subsidiary of the Borrower to issue or have outstanding any shares of preferred Capital Stock other than Qualified Preferred Stock or (iv) create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower required to be pledged to the Administrative Agent pursuant to the terms of Section 7.12, except for Permitted Liens.

         8.13. SALE LEASEBACKS.

         The Credit Parties will not permit any Consolidated Party to enter into any Sale and Leaseback Transaction; provided, however, the Borrower and its Subsidiaries may enter into Sale and Leaseback Transactions so long as the fair market value of all Properties subject to such transactions occurring on or after the Closing Date does not exceed $25,000,000.

         8.14. NO FURTHER NEGATIVE PLEDGES.

         The Credit Parties will not permit any Consolidated Party to enter into, assume or become subject to any agreement prohibiting or otherwise restricting the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Credit Party Obligations, whether now owned or hereafter acquired,










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or requiring the grant of any security for any obligation if such Property is given as security for the Credit Party Obligations, except (a) in connection with any document or instrument governing Indebtedness incurred pursuant to
Section 8.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (b) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (c) pursuant to customary restrictions and conditions contained in any agreement relating to any Permitted Asset Disposition, pending the consummation of such sale, (d) customary non-assignment provisions in contracts, (e) the documentation governing or evidencing the Subordinated Notes, (f) agreements entered into by to Foreign Subsidiaries or (g) Property consisting of Capital Stock in Joint Ventures.

         8.15. CAPITAL EXPENDITURES.

         The Credit Parties will not make or commit to make any Consolidated Capital Expenditure except Consolidated Capital Expenditures of the Borrower and its Subsidiaries not exceeding $35,000,000 per fiscal year, provided that, to the extent Consolidated Capital Expenditures made in any particular fiscal year are less than $35,000,000, the amount of such difference (the "CapEx Rollover") may be carried forward and spent in the next succeeding fiscal year.

         8.16. HOLDING COMPANY STATUS OF PARENT.

         The Credit Parties will not permit the Parent to engage in any business activities other than maintaining its corporate existence and owning the stock of the Borrower.

                                   SECTION IX

                                EVENTS OF DEFAULT

         9.1. EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence and during the continuance of any of the following specified events (each an "EVENT OF DEFAULT"):

         (a) PAYMENT. Any Credit Party shall

             (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

             (ii) default, and such default shall continue for three (3) or more Business Days, in the payment when due of any interest on the Loans or of any interest on reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or








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             (b) REPRESENTATIONS. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

             (c) COVENANTS. Any Credit Party shall

                 (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2 (with respect to corporate existence), 7.8, 7.10, 7.11 or 7.12 or Section 8; or

                 (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after notice thereof by the Administrative Agent; or

             (d) OTHER CREDIT DOCUMENTS. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by
Section 8.4 or Section 8.5, any Credit Document shall fail to be in full force and effect (other than in accordance with its terms) or to give the Administrative Agent and/or the Lenders the Liens, material rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing; or

             (e) GUARANTIES. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.4 or Section 8.5, the guaranty given by any Guarantor hereunder (including any Person after the Closing Date in accordance with Section 7.11) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Person after the Closing Date in accordance with Section 7.11) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default (beyond any applicable grace period) in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

             (f) BANKRUPTCY, ETC. Any Bankruptcy Event shall occur with respect to any Consolidated Party other than any non-Material Domestic Subsidiary; or

             (g) DEFAULTS UNDER OTHER INDEBTEDNESS. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $10,000,000 in the aggregate principal amount for the Consolidated Parties taken as a whole, (A) either (1) default in any payment shall occur and continue (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness (other than as a result of subordination provisions invoked by the Lenders), or (2) a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause, any such Indebtedness









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to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

             (h) JUDGMENTS. One or more judgments or decrees shall be entered against one or more of the Consolidated Parties involving a liability of $10,000,000 or more in the aggregate (to the extent not paid or covered by insurance or indemnity provided by a carrier or indemnitor who has not disclaimed coverage and has the ability to perform) and any such judgments or decrees shall not have been paid, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

             (i) ERISA. Any of the following events or conditions, if such event or condition could reasonably be expected to result in liability that would have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

             (j) SUBORDINATED FINANCINGS. (i) There shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in, any Junior Financing Documentation, (ii) any of the Credit Party Obligations for any reason shall cease to be "Designated Senior Debt" (or any comparable term) under, and as defined in, any Junior Financing Documentation (other than the GLK Note), (iii) any Indebtedness other than the Credit Party Obligations shall constitute "Designated Senior Debt" (or any comparable term) under, and as defined in, any Junior Financing Documentation or (iv) the subordination provisions set forth in Article 10 and Section 11.03 of the Subordinated Debt Indenture for the 11 7/8% Senior Subordinated Notes (or comparable provisions in any other Junior Financing Documentation) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Debt or Qualified Preferred Stock (other than in accordance with their respective terms); or

             (k) OWNERSHIP. There shall occur a Change of Control.








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         9.2. ACCELERATION; REMEDIES. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, upon the request and direction of the Required Lenders, shall, by written notice to the Credit Parties take any of the following actions:

         (a) TERMINATION OF COMMITMENTS. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

         (b) ACCELERATION. Declare the Credit Party Obligations to be due and payable, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

         (c) CASH COLLATERAL. Direct the Borrower to pay (and the Borrower hereby promises to pay, upon receipt of such notice) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

         (d) ENFORCEMENT OF RIGHTS. Enforce any and all rights and interests created and existing under the Credit Documents including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

         Notwithstanding the foregoing, if an Event of Default specified in
Section 9.1(f) shall occur with respect to the Borrower, then, without the giving of any notice or other action by the Administrative Agent or the Lenders,
(i) the Commitments automatically shall terminate, (ii) all of the outstanding Credit Party Obligations automatically shall immediately become due and payable and (iii) the Borrower automatically shall be obligated (and hereby promises) to pay to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                                   SECTION X

                                AGENCY PROVISIONS

         10.1. APPOINTMENT, POWERS AND IMMUNITIES.

         (a) Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Credit Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and







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in Section 10.5 and the first sentence of Section 10.6 hereof shall include its
Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (i) shall not have any duties or responsibilities except those expressly set forth in this Credit Agreement and shall not be a trustee or fiduciary for any Lender; (ii) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (iii) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the Property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; and (iv) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except to the extent that the taking of such action or omission is found by a final and nonappealable decision of a court of competent jurisdiction to constitute its own gross negligence, bad faith or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this
Section 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 10 included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

         10.2. RELIANCE BY ADMINISTRATIVE AGENT.

         The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party or Lender), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.3(b) hereof. As to any matters not expressly provided for by this Credit Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be









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indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         10.3. DEFAULTS.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or a Credit Party specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders (or such other Lenders as required by Section 11.6), provided THAT, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         10.4. RIGHTS AS A LENDER.

         With respect to its Commitment and the Loans made by it, JPMorgan Chase Bank (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. JPMorgan Chase Bank (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and JPMorgan Chase Bank (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Credit Agreement or otherwise without having to account for the same to the Lenders.

         10.5. INDEMNIFICATION.

         The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.5 hereof, but without limiting the obligations of the Credit Parties under such Section) ratably (in accordance with their respective (i) Revolving Commitments (or, if the Revolving Commitments have been terminated, the outstanding Revolving Loans and Participation Interests in Letters of Credit (including the Participation Interests of the Issuing Lender in Letters of Credit)) and (ii) outstanding Tranche B Term Loans (and Participation Interests therein)) for, and hold the Administrative Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) in any way relating to or arising out of any Credit Document or the transactions contemplated









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thereby or any action taken or omitted by the Administrative Agent under any
Credit Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence, bad faith or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by the Credit Parties under Section 11.5, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Credit Parties. The agreements in this Section 10.5 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         10.6. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

         Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Credit Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

         10.7. SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may resign at any time by giving 90 days prior notice thereof to the Lenders and the Credit Parties. Upon any such resignation, the Required Lenders shall have the right with the consent of the Borrower (not to be unreasonably withheld) to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become







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effective and the Lenders shall perform all of the duties of the Administrative
Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         10.8. SYNDICATION AGENT.

         The Syndication Agent, in its capacity as such, shall have no rights, powers, duties, liabilities, fiduciary relationships or obligations under this Credit Agreement or any of the other Credit Documents.

         10.9. CO-DOCUMENTATION AGENTS.

         The Co-Documentation Agents, in their capacity as such, shall have no rights, powers, duties, liabilities, fiduciary relationships or obligations under this Credit Agreement or any of the other Credit Documents.

                                   SECTION XI

                                  MISCELLANEOUS

         11.1. NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:







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                                                                             113


                  if to any Credit Party:

                           Agrilink Foods, Inc.
                           90 Linden Oaks
                           Rochester, New York  14625
                           Attn:  Dennis M. Mullen
                           Telephone:  (585) 383-1850
                           Telecopy:  (585) 383-1606

                           with copies to:

                           Vestar Capital Partners
                           245 Park Avenue
                           41st Floor
                           New York, New York  10167
                           Attn:  David M. Hooper and General Counsel
                           Telephone:  (212) 351-1600
                           Telecopy:  (212) 809-4922

                           and

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, Illinois  60601
                           Attn:  Christopher Butler
                           Telephone:  (312) 861-2000
                           Telecopy:  (312) 861-2200

                  if to the Administrative Agent in respect of Notices of Borrowing, payments and prepayments:

                           JPMorgan Chase Bank
                           One Chase Plaza
                           New York, New York 10081
                           Attn:  Jesus Sang
                           Telephone:  (212) 552-7916
                           Telecopy:  (212) 552-5650

                  if to the Administrative Agent in respect of all other communications:

                           JPMorgan Chase & Co.
                           One Chase Square
                           Rochester, New York  14643
                           Attn: Ben Smith
                           Telephone:  (585) 258-5669
                           Telecopy:  (585) 258-4407







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                                                                             114


                   in each case with a copy to:

                           JPMorgan Chase Bank
                           One Chase Square
                           Rochester, New York  14643
                           Attn:  Ben Smith
                           Telephone: (585) 258-5669
                           Telecopy: (585) 258-4407

         Notices and other communications to any Lender hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

         11.2. RIGHT OF SET-OFF; ADJUSTMENTS.

         Upon the occurrence and during the continuance of any Event of Default under Section 9.1(a), each Lender (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, other than payroll or trust accounts) at any time held and other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of any Credit Party against any and all of the obligations of such Person then due and owing under this Credit Agreement or under any other Credit Document, irrespective of whether such Lender shall have made any demand hereunder or thereunder. Each Lender agrees promptly to notify in writing any affected Credit Party after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         11.3. BENEFIT OF AGREEMENT.

         (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated








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hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

                  (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender, Affiliate of a Lender or an Approved Fund immediately prior to giving effect to such assignment.

                  (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender, Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's and its Affiliates' or Approved Funds' Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 in the case of Revolving Commitments and $1,000,000 in the case of Tranche B Term Loans unless each of the Borrower and the Administrative Agent otherwise consent;

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement in respect of the applicable class of Commitments or Loans; provided that this subsection shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one class of Commitments or Loans;

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500;

                  (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

                  (E) in the case of an assignment by a Lender to a CLO managed by such Lender or an Affiliate of such Lender, unless such assignment (or an assignment to a CLO managed by such Lender or an Affiliate of such Lender) shall have been approved by the Borrower (the Borrower agreeing that such an approval, if requested, will not be








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     unreasonably withheld or delayed), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Acceptance between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 11.6(a) that affects such CLO.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.9, 3.11, 3.12 and 11.5 for matters arising while such person was a Lender). If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to the Credit Parties and the Administrative Agent certification as to exemption from deduction or withholding of Taxes. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed administrative questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.







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                                                                             117


                  (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Credit Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Credit Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Consolidated Parties, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Credit Documents and to approve any amendment, modification or waiver of any provision of the Credit Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
     Section 11.6(A) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.9, 3.11 and 3.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.2 as though it were a Lender, provided such Participant agrees to be subject to
     Section 3.14 as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Sections 3.9, 3.11 and 3.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.11(d) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement
     (i) to secure obligations of such Lender to a Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, (ii) in the case of any Lender which has made Tranche B Term Loans and is an investment fund, to the trustee under the indenture to which such fund is a party in support of its obligations to such trustee for the benefit of the applicable trust beneficiaries and
     (iii) to appropriate entities within the Farm Credit System, as collateral security.

                  (e) Any Lender may furnish any information concerning the Consolidated Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.14 hereof.








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         11.4. NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Administrative Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5. EXPENSES; INDEMNIFICATION.

         (a) The Credit Parties jointly and severally agree to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Credit Agreement, the other Credit Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Credit Documents. The Credit Parties further jointly and severally agree to pay on demand all reasonable costs and expenses of the Administrative Agent and one counsel to all of the Lenders, if any, in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Credit Documents and the other documents to be delivered hereunder, except to the extent such claim, damage, loss, liability, cost, or expense results from the gross negligence, bad faith, willful misconduct of the Person seeking reimbursement or a breach by such Person of its obligations hereunder.

         The Credit Parties jointly and severally agree to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their respective officers, directors, trustees, employees and agents (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, actual losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees of the Administrative Agent and, except as provided below, one counsel to all of the Lenders and excluding taxes) that may be incurred by or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense results from the gross negligence, bad faith or willful misconduct of such Indemnified Party (or any of its Affiliates or any their respective officers, directors, trustees, employees or agents) or from a breach by such Indemnified Party (or any of its Affiliates or any their respective officers, directors, trustees, employees or agents) of its obligations hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 11.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the








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Credit Parties, their respective directors, shareholders or creditors or an
Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. No party hereto shall assert any claim against any other party hereto, any of their Affiliates, or any of their respective directors, trustees, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans. The Borrower shall be entitled to assume the defense of any action for which indemnification is sought by an Indemnified Party hereunder with counsel of the Borrower's choice at its expense (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each Indemnified Party. Notwithstanding the election by the Borrower to assume the defense of any such action, each Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrower shall bear the reasonable fees, costs, and expenses of such separate counsel, if (i) the use of counsel chosen by the Borrower to represent such Indemnified Party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and such Indemnified Party and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense or such action on behalf of such Indemnified Party); (iii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnified Party to represent it within a reasonable time after notice of the institution of such action; or (iv) the Borrower shall authorize such Indemnified Party to employ separate counsel at the Borrower's expense.

         (b) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 11.5 shall survive the repayment of the Loans, LOC Obligations and other Credit Party Obligations and the termination of the Commitments hereunder.

         11.6. AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, each of the Credit Parties party thereto and the Required Lenders, provided, however, that:

         (a) without the consent of each Lender directly affected thereby, neither this Credit Agreement nor any other Credit Document may be amended, changed, waived, discharged or terminated so as to

                  (i) extend any Commitment or the final maturity of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend or waive any Principal Amortization Payment of any Loan, or any portion thereof,








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                                                                             120


                  (ii) reduce the rate or extend the time of payment of interest on any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit (other than as a result of waiving the applicability of any post-default increase in interest rates) or of any Fees,

                  (iii) reduce or waive the principal amount of any Loan or of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit,

                  (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.2 or of any Default or Event of Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                  (v) except as the result of or in connection with an Asset Disposition not prohibited by Section 8.5, release all or substantially all of the Collateral,

                  (vi) except as the result of or in connection with a dissolution, merger or disposition of a Consolidated Party not prohibited by Section 8.4 or Section 8.5, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents,

                  (vii) amend, modify or waive any provision of this Section
     11.6 or Section 3.13(a),

                  (viii) reduce any percentage specified in the definition of Required Lenders, or

                  (ix) consent to the assignment or transfer by the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents except as permitted hereby or thereby;

         (b) without the consent of Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Tranche B Term Loans (and Participation Interests therein), Section 3.3(b)(vi) may not be amended, changed, waived, discharged or terminated so as to extend the time for or change the amount or the manner of application of proceeds of any mandatory prepayment required by Section 3.3(b)(ii), (iii), (iv) or (v) hereof;

         (c) without the consent of the Administrative Agent, no provision of
Section 10 may be amended, changed, waived, discharged or terminated;

         (d) without the consent of the Issuing Lender, no provision of Section
2.2 may be amended, changed, waived, discharged or terminated;

         (e) without the consent of the Swingline Lender, no provision of
Section 2.3 may be amended; and








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                                                                             121


         (f) without the consent of Lenders holding in the aggregate at least two-thirds of (i) the aggregate Revolving Commitments and the outstanding Tranche B Loans or (ii) if all of the Revolving Commitments have been terminated, the outstanding Loans and LOC Obligations (including, without limitation, Participation Interests), amend this Section 11.6 to impose any greater restriction on the ability of any Lender to assign any of its rights and obligations hereunder.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

         Notwithstanding the foregoing, this Credit Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Credit Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Credit Agreement and the other Credit Documents with the Tranche B Term Loans and Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

         In addition, notwithstanding the foregoing, this Credit Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Tranche B Term Loans ("Refinanced Term Loans") with a replacement "B" or "C" term loan tranche hereunder ("Replacement Term Loans"), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (c) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Refinanced Term Loans in effect immediately prior to such refinancing.

         11.7. COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Credit Agreement shall be as







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                                                                             122


effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

         11.8. HEADINGS.

         The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9. SURVIVAL.

         All indemnities set forth herein, including, without limitation, in
Section 2.2(i), 3.11, 3.12, 10.5 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive until this Credit Agreement shall be terminated in accordance with the terms of Section 11.13(b).

         11.10. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

         (a) THIS CREDIT AGREEMENT AND, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 11.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

         (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS AND EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS









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                                                                             123


CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.11. SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.12. ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.13. BINDING EFFECT; TERMINATION.

         (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by each Credit Party and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of each Credit Party, the Administrative Agent and each Lender and their respective successors and assigns.

         (b) The term of this Credit Agreement shall be until the Credit Party Obligations under clause (i) of such definition (other than contingent indemnity obligations) are Fully Satisfied.

         11.14. CONFIDENTIALITY.

         (a) The Administrative Agent and each Lender (each, a "LENDING PARTY") agrees to keep confidential any information furnished or made available to it by or on behalf of the Credit Parties pursuant to this Credit Agreement; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, provided in each case that such Person is informed of the confidential nature of such information, (b) to any other Person if reasonably incidental to the administration of the Credit Facilities, provided in each case that such Person is informed of the confidential nature of such information, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lending Party,
(f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party or other Person bound by this Section 11.14 prohibited by this Credit Agreement,
(g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, provided, such Lending Party will, to the extent practical, use reasonable efforts to notify the Borrower prior to such disclosure, (h) to the









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                                                                             124


extent necessary in connection with the exercise of any remedy under this Credit Agreement or any other Credit Document, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (j) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty (i) has been approved in writing by the Borrower and (ii) agrees in a writing enforceable by the Borrower to be bound by the provisions of this Section 11.14) and

         (b) subject to provisions substantially similar to those contained in this Section 11.14, to any actual or proposed participant or assignee.

         11.15. SOURCE OF FUNDS.

         Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

         (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

         (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this clause (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

         (c) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the regulations issued under Section 401(c)(1)(A) of ERISA; or

         (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

As used in this Section 11.15, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         11.16. REGULATION D.

         Each of the Lenders hereby represents and warrants to the Borrower that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires or loans in the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business.







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                                                                             125


         11.17. CONFLICT.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

                           [Signature Pages to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                              AGRILINK FOODS, INC.



                                       By:   /s/ David M. Mehalick
                                           -------------------------------------
                                           Name:  David M. Mehalick
                                           Title: Vice President




PARENT:                                AGRILINK HOLDINGS INC.



                                       By:   /s/ David M. Mehalick
                                           -------------------------------------
                                           Name:  David M. Mehalick
                                           Title: Vice President

SUBSIDIARY GUARANTORS                  LINDEN OAKS CORPORATION



                                       By:   /s/ David M. Mehalick
                                           -------------------------------------
                                           Name:  David M. Mehalick
                                           Title: Vice President


                                       KENNEDY ENDEAVORS INCORPORATED



                                       By:   /s/ David M. Mehalick
                                           -------------------------------------
                                           Name: David M. Mehalick
                                           Title:   Vice President

                                       BEMSA HOLDINGS, INC.



                                       By:   /s/ David M. Mehalick
                                           -------------------------------------
                                           Name:  David M. Mehalick
                                           Title: Vice President

ADMINISTRATIVE AGENT:                  JPMORGAN CHASE BANK, in its capacity as
                                       Administrative Agent and as a Lender



                                       By:   /s/ Robert Anasatasio
                                           -------------------------------------
                                           Name:  Robert Anasatasio
                                           Title: Vice President









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                                                                               3



SYNDICATION AGENT:       BANK OF AMERICA, N.A., in its capacity as Syndication
                         Agent and as a Lender



                         By:   /s/ W. Thomas Barnett
                            -------------------------------------
                            Name:  W. Thomas Barnett
                            Title: Managing Director










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                                                                               4




CO-DOCUMENTATION AGENT:           HARRIS TRUST AND SAVINGS BANK, in its capacity
                                  as Co-Documentation Agent and as a Lender



                                  By:   /s/ Shane Koonce
                                      -------------------------------------
                                      Name:  Shane Koonce
                                      Title: Vice President










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                                                                               5




CO-DOCUMENTATION AGENT:          U.S. BANK NATIONAL ASSOCIATION, in its capacity
                                 as Co-Documentation Agent and as a Lender



                                 By:         /s/ John W. Ball
                                      -------------------------------------
                                      Name:  John W. Ball
                                      Title: Vice President